UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-12

BIOLASE, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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	(2)	Form, Schedule or Registration Statement No.:
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BIOLASE, INC.

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 26, 2021

Dear Stockholder:

You are cordially invited to attend the 2021 annual meeting of stockholders (the “annual meeting”) of BIOLASE, Inc., a Delaware corporation (the “Company”), on May 26, 2021, at 11:00 a.m. local time at the Company’s corporate headquarters, located at 27042 Towne Centre Drive, Suite 270, Foothill Ranch, CA 92610. At the annual meeting, you will be asked to vote on the election of the seven directors named in this proxy statement to the Company’s board of directors (our “Board”) and other matters described in the accompanying proxy materials.

YOUR VOTE IS IMPORTANT

Your vote is important, and all stockholders are cordially invited to attend the annual meeting in person. Whether or not you expect to attend the annual meeting, we urge you to complete, date, sign and return the enclosed proxy card or the enclosed voting instruction card as promptly as possible, or to vote by Internet or by telephone, to ensure your representation at the annual meeting. Internet or telephonic voting is available by following the instructions provided on the proxy card or the voting instruction card.

Our Board recommends that you vote “FOR” the election of its nominees, Dr. Richard B. Lanman, Dr. Jonathan T. Lord, John R. Beaver, Jess Roper, Garrett Sato, Dr. Elaine C. Wagner, and Dr. Michael DiTolla, and “FOR” Proposals Two, Three, Four, Five, and Six.

Our Board is deeply committed to the Company, its stockholders and enhancing stockholder value. We look forward to seeing you at the annual meeting.

Sincerely,

[Signature]	[Signature]
Jonathan T. Lord, M.D.	John R. Beaver
Chairman of the Board	President and Chief Executive Officer

Foothill Ranch, California — [•], 2021

PRELIMINARY PROXY STATEMENT - SUBJECT TO COMPLETION

BIOLASE, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 26, 2021

TO OUR STOCKHOLDERS:

NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of BIOLASE, Inc., a Delaware corporation (the “Company”), will be held on May 26, 2021, at 11:00 a.m. local time at the Company’s corporate headquarters, located at 27042 Towne Centre Drive, Suite 270, Foothill Ranch, CA 92610, to consider the following matters, as more fully described in the proxy statement accompanying this notice:**

1. the election of the seven directors named in the proxy statement accompanying this notice to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified or until their earlier resignation or removal;

2. the advisory vote to approve the compensation of the Company’s named executive officers;

3. the approval of an amendment to the BIOLASE, Inc. 2018 Long-Term Incentive Plan to increase the number of shares of the Company’s common stock available for issuance under the plan by an additional 24,700,000 shares;

4. the approval of an amendment to the Company’s Certificate of Incorporation to effect a reverse stock split of Company common stock and reduce the authorized shares of Company common stock, if and when determined by the Company’s board of directors (the “Reverse Split Amendment”);

5. the approval of an amendment to the Company’s Certificate of Incorporation to increase the number of authorized shares of the Company’s common stock from 180 million shares to 235 million shares (the “Increase in Authorized Shares Amendment”);

6. the ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021; and

7. the transaction of such other business as may properly come before the meeting, or any adjournment or postponement thereof.

Stockholders of record at the close of business on April 14, 2021 are entitled to notice of and to vote at our annual meeting and any adjournment or postponement thereof. All stockholders are cordially invited to attend the meeting in person.

Whether or not you plan to attend the annual meeting in person and regardless of the number of shares you may own, WE URGE YOU TO VOTE, YOUR VOTE IS IMPORTANT.

If you have any questions regarding the accompanying proxy statement or how to vote your shares, you may contact D.F. King & Co., Inc., our proxy solicitor, toll-free at (800) 347-4750 or collect at (212) 269-5550 or email at BIOL@dfking.com.

On or about April [•], 2021, we will commence mailing of our proxy materials and our 2020 Annual Report on Form 10-K. Our proxy materials are also available over the Internet at www.investorvote.com/BIOL. You can find detailed information regarding voting in the section entitled “General Information” on pages 1 through 6 of the accompanying proxy statement.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 26, 2021

The notice of the annual meeting, proxy statement and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, are available at www.investorvote.com/BIOL and at www.biolase.com under “About Us” by clicking on the “Investor Relations” tab and selecting “SEC Filings.”

BY ORDER OF THE BOARD OF
DIRECTORS

Sincerely,

[Signature]
Michael Carroll,
Secretary
Foothill Ranch, California — [•], 2021

** We are actively monitoring the health and safety concerns and government recommendations and restrictions relating to the COVID-19 pandemic. In the event it is not possible or advisable to hold the annual meeting at a physical location, we will host a virtual-only annual meeting. If we determine to host a virtual-only annual meeting, we will announce our decision by press release and posting on our website at http://www.BIOLASE.com, as well as through an SEC filing. If you are planning to attend the annual meeting, please be sure to check our website for any updates in the days before our annual meeting. As always, we encourage you to vote your shares prior to the annual meeting.

PRELIMINARY PROXY STATEMENT - SUBJECT TO COMPLETION

GENERAL INFORMATION	1
PROPOSAL ONE ELECTION OF DIRECTORS	7
CORPORATE GOVERNANCE	12
2020 DIRECTOR COMPENSATION	17
COMPENSATION DISCUSSION AND ANALYSIS	20
EXECUTIVE COMPENSATION	24
EQUITY COMPENSATION PLAN INFORMATION	26
PROPOSAL TWO ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS	28
PROPOSAL THREE APPROVAL OF AN AMENDMENT TO THE 2018 PLAN TO INCREASE THE NUMBER OF SHARES OF OUR COMMON STOCK AVAILABLE FOR ISSUANCE UNDER THE 2018 PLAN BY AN ADDITIONAL 24,700,000 SHARES	29
PROPOSAL FOUR APPROVAL OF AN AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF COMPANY COMMON STOCK AND REDUCE THE AUTHORIZED SHARES OF COMPANY COMMON STOCK, IF AND WHEN DETERMINED BY THE COMPANY’S BOARD OF DIRECTORS	37
PROPOSAL FIVE APPROVAL OF AN AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 180 MILLION TO 235 MILLION SHARES	44
AUDIT COMMITTEE REPORT	46
PROPOSAL SIX RATIFICATION OF THE APPOINTMENT OF BDO USA, LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2021;	47
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	49
ADDITIONAL INFORMATION	50
Exhibits

Exhibit A: Amendment Number Four to the BIOLASE, Inc. 2018 Long-Term Incentive Plan
Exhibit B: Form of Amendment to the Company’s Certificate of Incorporation to Effect a Reverse Stock Split
Exhibit C: Form of Amendment to the Company’s Certificate of Incorporation to Increase Authorized Shares of Common Stock

PRELIMINARY PROXY STATEMENT - SUBJECT TO COMPLETION

BIOLASE, INC.

27042 Towne Centre Drive, Suite 270

Foothill Ranch, CA 92610

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 26, 2021

PROXY STATEMENT

GENERAL INFORMATION

This proxy statement is furnished to stockholders of BIOLASE, Inc., a Delaware corporation (the “Company,” “we,” “our” or “us”), in connection with the solicitation of proxies by our Board of Directors (our “Board”) for use at our 2021 annual meeting of stockholders to be held on May 26, 2021, and at any adjournment or postponement thereof (our “annual meeting”). Our annual meeting will be held at 11:00 a.m. local time at our corporate headquarters located at 27042 Towne Centre Drive, Suite 270, Foothill Ranch, CA 92610.

On or about April [•], 2021, we will commence mailing of the proxy materials and our 2020 Annual Report on Form 10-K (the “2020 Annual Report”), which are also available at www.investorvote.com/BIOL. The proxy materials are being sent to stockholders who owned our common stock at the close of business on April 14, 2021, the record date for the annual meeting (the “Record Date”). This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting. Please read it carefully.

Q.	Why am I receiving these materials?

A.

We sent you this proxy statement because our Board is soliciting your proxy to vote at our annual meeting. This proxy statement summarizes the information you need to vote at our annual meeting. You do not need to attend our annual meeting to vote your shares.

Q.	What proposals will be voted on at our annual meeting?

A.	Stockholders will vote on six proposals at our annual meeting:

1.

the election of seven directors named in this proxy statement to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified or until their earlier resignation or removal;

2.	the advisory vote to approve the compensation of our named executive officers (the “say-on-pay proposal”);

3.

the approval of an amendment to the BIOLASE, Inc. 2018 Long-Term Incentive Plan (the “2018 Plan”) to increase the number of shares of our common stock available for issuance under the 2018 Plan by an additional 24,700,000 shares;

4.	the Reverse Split Amendment;

5.	the Increase in Authorized Shares Amendment; and

6.	the ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021.

We will also consider other business, if any, that properly comes before our annual meeting.

Q.	How does our Board recommend that stockholders vote on the proposals?

A.

Our Board recommends that stockholders vote “FOR” the election of Dr. Michael C. DiTolla, Dr. Richard B. Lanman, Dr. Jonathan T. Lord, John R. Beaver, Jess Roper, Garrett Sato and Dr. Elaine C. Wagner, “FOR” the say-on-pay proposal, “FOR” the approval of an amendment to the 2018 Plan to increase the number of shares of our common stock available for issuance under the 2018 Plan by an additional 24,700,000 shares, “FOR” the Reverse Split Amendment, “FOR” the Increase in Authorized Shares Amendment, and “FOR” the ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021.

Q.	Who is entitled to vote?

A.

The record date for our annual meeting is the close of business on April 14, 2021 (the “record date”). As of the record date, [•] shares of our common stock, par value $0.001 per share, were outstanding. Only holders of record of our common stock as of the record date will be entitled to notice of and to vote at our annual meeting or any adjournment or postponement thereof. Each stockholder is entitled to one vote for each share of our common stock held by such stockholder on the record date.

Q.	What do I need for admission to our annual meeting?

A.

Admittance is limited to stockholders of the Company. If you are the stockholder of record, your name will be verified against the list of stockholders prior to your admittance to our annual meeting. You should be prepared to present photo identification for admission at our annual meeting. If you hold your shares in street name, you should provide proof of beneficial ownership on the record date, such as a brokerage account statement showing that you owned shares of our common stock as of the record date, a copy of the voting instruction card provided by your broker, bank or other nominee or other similar evidence of ownership as of the record date, as well as your photo identification, for your admission. If you do not provide photo identification or comply with the other procedures outlined above upon request, you will not be admitted to our annual meeting. Please note that if your shares are held of record by a bank, broker or other nominee, and you decide to attend our annual meeting, you may not vote in person at our annual meeting unless you present a legal proxy, issued in your name from the record holder (your bank, broker or other nominee).

Q.	How can I vote my shares without attending our annual meeting?

A.

Whether you hold shares directly as a stockholder of record or beneficially in street name, you may vote without attending the annual meeting. You may vote by granting a proxy or, for shares held beneficially in street name, by submitting voting instructions to your broker, bank or other agent. In most cases, you will be able to do this by using the Internet, by telephone or by mail if you received a printed set of the proxy materials.

•	By Internet — if you have Internet access, you may vote your shares by logging into the secure website, which will be listed on your proxy card and following the instructions provided.

•	By Telephone — if you have telephone access, you may vote your shares by calling the toll-free number listed on the proxy card and following the instructions provided.

•

By Mail — if you requested printed copies of the proxy materials, you may submit your proxy by mail by signing your proxy card if your shares are registered or, for shares held beneficially in street name, by following the voting instructions included by your broker, bank or other agent, and mailing it in accordance with the instructions provided. If you provide specific voting instructions, your shares will be voted as you have instructed.

Votes submitted via the Internet or by telephone must be received by 1:00 a.m. Central Time on May 26, 2021. Submitting your proxy via the Internet or by telephone will not affect your right to vote in person should you later decide to attend the annual meeting. Even if you plan to attend the annual meeting, we encourage you to submit your proxy to vote your shares in advance of the annual meeting.

We provide Internet and telephone proxy voting with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet and telephone access, such as usage charges from Internet access providers and telephone companies.

Q.	Can I change my vote or revoke my proxy?

A.

You may revoke your proxy and change your vote at any time before the final vote at the annual meeting. If you are a stockholder of record, you may do this by signing and submitting a new proxy card with a later date; by voting by using the Internet or by telephone, either of which must be completed by 1:00 a.m. Central Time on May 26, 2021 (your latest Internet or telephone proxy will be counted); or by attending the meeting and voting in person. Attending the annual meeting alone will not revoke your proxy unless you specifically request your proxy to be revoked. If you hold shares through a broker, bank or other agent, you must contact that broker, bank or other agent directly to revoke any prior voting instructions.

Q.	What constitutes a quorum?

A.

The presence at our annual meeting, either in person or by proxy, of holders of a majority of the aggregate number of shares of our issued and outstanding common stock entitled to vote thereat as of the record date shall constitute a quorum for the transaction of business at our annual meeting. Shares represented by properly completed proxy cards marked with voting instructions or returned without voting instructions are counted as present for the purpose of determining whether a quorum is present. Also, broker non-votes will be counted as present for the purpose of determining whether a quorum is present at the annual meeting, as further described below under “What is a broker non-vote?” and “How will my shares be voted if I return a blank proxy card or a blank voting instruction card?”

Q.	What is a broker non-vote?

A.

Brokers, banks or other nominees holding shares on behalf of a beneficial owner may vote those shares in their discretion on certain “routine” matters even if they do not receive timely voting instructions from the beneficial owner. With respect to “non-routine” matters, the broker, bank or other nominee is not permitted to vote shares for a beneficial owner without timely received voting instructions. The only routine matters to be presented at the annual meeting are the Reverse Split Amendment (Proposal Four) and the proposal to ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021 (Proposal Six). The remaining proposals to be presented at the annual meeting are considered non-routine (Proposals One, Two, Three, and Five).

A broker non-vote occurs when a broker, bank or other nominee does not vote on a non-routine matter because the beneficial owner of such shares has not provided voting instructions with regard to such matter. If a broker, bank or other nominee exercise their discretionary voting authority on Proposals Four or Six, such shares will be considered present at the annual meeting for quorum purposes and broker non-votes will occur as to each of the other proposals presented at the annual meeting (Proposals One, Two, Three, and Five). Broker non-votes will have no impact on the voting results of Proposals One, Two and Three, and will have the same impact as a vote against Five.

Q.	What vote is required to approve each matter to be considered at our annual meeting?

A.

Election of Directors (Proposal One). Our bylaws provide for a majority voting standard for the election of directors in uncontested elections. Each director will be elected by the affirmative vote of a majority of the votes cast with respect to such director. A “majority of the votes cast” means that the number of votes cast “FOR” a candidate for director exceeds the number of votes cast “AGAINST” that director. An abstention or a broker non-vote on Proposal One will not have any effect on the election of directors, as abstentions and broker non-votes are not considered votes cast.

Our bylaws contemplate that, in the case of an uncontested election, if an incumbent director nominated for re-election fails to receive the affirmative vote of a majority of the votes cast at an annual meeting, such director will tender a resignation to become effective upon the acceptance of such resignation by the Nominating and Corporate Governance Committee. Subject to certain exceptions, the Nominating and Corporate Governance Committee (or other committee of independent directors under certain circumstances) is required to accept or reject such resignation within ninety (90) days following the certification of the election results of the annual meeting. The Company will then publicly disclose the decision of the Nominating and Corporate Governance Committee by filing a Current Report on Form 8-K with the Securities and Exchange Commission (the “SEC”).

Say-on-Pay Proposal (Proposal Two). Proposal Two asks our stockholders to approve, on an advisory basis, the compensation of the Company’s named executive officers. The affirmative vote of the majority of the shares of our common stock present in person or represented by proxy and entitled to vote at the annual meeting is required for approval of Proposal Two. An abstention on Proposal Two will have the same effect as a vote “AGAINST” Proposal Two. A broker non-vote will not have any effect on Proposal Two and will not be counted. Proposal Two is an advisory vote only, and, therefore, it will not bind the Company or our Board. However, our Board and the Compensation Committee will consider the voting results, as appropriate, when making future decisions regarding executive compensation.

Approval of an Amendment to the 2018 Plan to Increase the Number of Shares of Our Common Stock Available for Issuance Under the 2018 Plan by an Additional 24,700,000 Shares (Proposal Three). The affirmative vote of the majority of the shares of our common stock present in person or represented by proxy and entitled to vote at the annual meeting is required for the approval of Proposal Three. An abstention on Proposal Three will have the same effect as a vote “AGAINST” Proposal Three. A broker non-vote will not have any effect on Proposal Three and will not be counted.

Reverse Split Amendment (Proposal Four). Proposal Four will be approved if a majority of the outstanding shares of our common stock entitled to vote on such proposal vote at the annual meeting “FOR” such proposal. An abstention on Proposal Four will have the same effect as a vote “AGAINST” Proposal Four. Brokers will have discretionary authority to vote on this proposal. Accordingly, there will not be any broker non-votes on Proposal Four.

Increase in Authorized Shares Amendment (Proposal Five). The affirmative vote of the majority of the outstanding shares of our common stock entitled to vote thereon is required for approval. An abstention or broker non-vote on Proposal Five will have the same effect as a vote “AGAINST” Proposal Five.

Ratification of the Appointment of BDO USA, LLP as Our Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2021. (Proposal Six). The affirmative vote of the majority of the shares of our common stock present in person or represented by proxy and entitled to vote at the annual meeting is required for the approval of Proposal Six. An abstention on Proposal Six will have the same effect as a vote “AGAINST” Proposal Six. Brokers will have discretionary authority to vote on this proposal. Accordingly, there will not be any broker non-votes on Proposal Six.

Q.	What is the deadline for submitting a proxy?

A.

To ensure that proxies are received in time to be counted prior to our annual meeting, proxies submitted by Internet or by telephone should be received by 1:00 a.m. Central Time on the day of our annual meeting (or if our annual meeting is adjourned, by 1:00 a.m. Central Time on the day on which our annual meeting is reconvened), and proxies submitted by mail should be received by the close of business on the day prior to the date of our annual meeting.

Q.	What does it mean if I receive more than one set of proxy materials?

A.	If you hold your shares in more than one account, you will receive notices for each account. To ensure that all of your shares are voted, please vote all proxy cards for which you receive a notice.

Q.	What happens if I do not give specific voting instructions?

A.	If you are a holder of record of shares of our common stock and you vote a proxy card without giving specific voting instructions, your shares will be voted:

•	“FOR” the election of each of the seven nominees for director named in this proxy statement;

•	“FOR” the approval of the say-on-pay proposal;

•	“FOR” the approval of an amendment to the 2018 Plan to increase the number of shares of our common stock available for issuance under the 2018 Plan by an additional 24,700,000 shares;

•	“FOR” the Reverse Split Amendment;

•	“FOR” the Increase in Authorized Shares Amendment; and

•	“FOR” the ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021.

If you hold your shares in street name via a broker, bank or other nominee and do not provide the broker, bank or other nominee with voting instructions, your shares:

•	will be counted as present for purposes of establishing a quorum;

•

will be voted in accordance with the broker’s, bank’s or other nominee’s discretion on “routine” matters, which include the Reverse Split Amendment (Proposal Four) and the proposal to ratify the appointment of our auditors for the fiscal year ending December 31, 2021 (Proposal Six);

•

will not be counted in connection with the election of directors (Proposal One), the say-on-pay proposal (Proposal Two), the approval of an amendment to the 2018 Plan to increase the number of shares of our common stock available for issuance under the 2018 Plan by an additional 24,700,000 shares (Proposal Three), the Increase in Authorized Shares Amendment (Proposal Five) or any other non-routine matters that are properly presented at the annual meeting. For each of these proposals, your shares will be treated as “broker non-votes.” A broker non-vote will have no impact on voting results of Proposals One, Two or Three and will have the same impact as a vote against Proposal Five.

Our Board knows of no matter to be presented at our annual meeting other than the election of directors, the say-on-pay proposal, the approval of an amendment to the 2018 Plan to increase the number of shares of our common stock available for issuance under the 2018 Plan by an additional 24,700,000 shares, the Reverse Split Amendment, and the ratification of our independent registered public accounting firm. If any other matters properly come before our annual meeting upon which a vote properly may be taken, shares represented by all proxies received by us on the proxy card will be voted with respect thereto as permitted and in accordance with the judgment of the proxy holders.

Q.	Who is making this solicitation and who will pay the costs?

A.

This proxy solicitation is being made on behalf of our Board. We have retained D.F. King & Co, Inc. (“D.F. King”) to provide proxy solicitation services in connection with the annual meeting. We will pay D.F. King a fee of approximately $40,000 and will reimburse D.F. King’s reasonable and customary documented out-of-pocket expenses incurred. We will bear the entire cost of solicitation, including the maintenance of the Internet website used to access the proxy materials, maintenance of the Internet website used to vote, preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional solicitation materials we furnish to our stockholders. Copies of the Company’s solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. Upon request, we will reimburse such persons for their costs in forwarding such solicitation materials to such beneficial owners.

Q.	Will a stockholder list be available for inspection?

A.

In accordance with Delaware law, a list of stockholders entitled to vote at our annual meeting will be available at our annual meeting and, for 10 days prior to our annual meeting, at BIOLASE, Inc., 27042 Towne Centre Drive, Suite 270, Foothill Ranch, CA 92610 between the hours of 8:00 a.m. and 5:00 p.m. Pacific Time.

Q.	Who should I contact if I have any questions about how to vote?

A.	If you have any questions about how to vote your shares, you may contact our proxy solicitor at:

D.F. King & Co, Inc.

48 Wall Street, 22nd Floor

New York, NY 10005

Call Toll-Free: (800) 347-4750

Banks and Brokers Call: (212) 269-5550

BIOL@dfking.com

MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

PROPOSAL ONE

ELECTION OF DIRECTORS

General

Our Board currently consists of seven directors whose term of office expires at our annual meeting. Our bylaws provide that our Board will consist of no more than seven directors.

Our Board nominated each of Dr. Michael C. DiTolla, Dr. Richard B. Lanman, Dr. Jonathan T. Lord, John R. Beaver, Jess Roper, Garrett Sato, and Dr. Elaine C. Wagner (collectively, the “Board Nominees”) for election to our Board at our annual meeting. All of the Board Nominees currently serve on our Board. All of the Board Nominees have consented to be named in this proxy statement and have agreed to serve, if elected, until the 2021 annual meeting of stockholders and until their successors have been duly elected and qualified or until their earlier resignation or removal.

Unless otherwise instructed, the proxy holders will vote the shares represented by proxies received by them “FOR” each of the Board Nominees.

The following table sets forth certain information regarding the Board Nominees. Drs. Lanman and Lord and Messrs. Roper and Sato are members of the Audit Committee and Drs. Lanman, Lord and Wagner and Mr. Sato are members of the Compensation Committee and the Nominating and Corporate Governance Committee. Mr. Norbe is not a member of any of the committees of our Board.

Board Nominees

Name	Age	Principal Occupation and Business Experience	Director Since
Michael C. DiTolla, D.D.S.	56	Dr. DiTolla is currently Vice President of Clinical Affairs for AEGIS Communications. From 2015 to 2017, Dr. DiTolla served as Director of Clinical Affairs for Dentsply Sirona, and from 2001 to 2016 he served as Director of Clinical Education and Research at Glidewell Laboratories. Prior to his dental executive experience, Dr. DiTolla practiced restorative and esthetic dentistry from 1988 to 2001. Dr. DiTolla was awarded Fellowship in the Academy of General Dentistry in 1995. He received his Bachelor of Science in Biology from Occidental College and a Doctor of Dental Surgery from University of the Pacific School of Dentistry. Dr. DiTolla provides our Board with extensive business experience in dentistry and the dental products industry, as well as executive management experience.	November 2019

Richard B. Lanman, M.D.	66	Dr. Lanman is the Chief Medical Officer of Guardant Health, Inc., a company specializing in non-invasive cancer diagnostics, based in Redwood City, California. From 2008 to 2014, Dr. Lanman was Chief Medical Officer of Veracyte, Inc., a genomic diagnostics company. He previously served as Chief Medical Officer for two diagnostics companies and as Senior Vice President and Medical Director of San Jose Medical Group. Dr. Lanman received a Bachelor of Science degree in Chemistry from Stanford University and a Doctor of Medicine degree from Northwestern University. Dr. Lanman provides our Board with extensive business experience in biotechnology innovation, development and commercialization, as well as executive management experience.	October 2017

Jonathan T. Lord, M.D.	66	Dr. Lord is a board-certified forensic pathologist and Fellow of the College of American Pathologists. From March 2012 to January 2013, Dr. Lord was the Chief Operating Officer of the University of Miami Leonard M. Miller School of Medicine and the Uhealth-University of Miami Health System, a healthcare network in south Florida. From August 2011 to March 2012, Dr. Lord served as the Chief Innovation Officer at the University of Miami, Florida. From April 2009 to January 2010, Dr. Lord served as President and Chief Executive Officer of Navigenics, Inc., a privately held healthcare company. Prior to this role, he served as a senior executive in a variety of healthcare organizations including the Anne Arundel Medical Center and SunHealth and served as the Chief Operating Officer of the American Hospital Association. Dr. Lord is also the former Chief Innovation Officer and Senior Vice President of Humana Inc. He began his medical career in the U.S. Navy, serving for 11 years in a number of leadership roles in the Navy Medical Department. From 2008 to 2017, Dr. Lord served on the board of directors of DexCom, Inc., a medical device company focused on the design, development and commercialization of continuous glucose monitoring systems, and from 2010 to 2017, he served as its Chairman. Dr. Lord previously served as a director of Stericycle, Inc., a publicly traded medical and pharmaceutical waste management company, and MAKO Surgical Corp., a publicly traded	August 2014

		medical device company that was sold to Stryker Corp. in 2013. Dr. Lord also serves or has served as a director of a number of private companies. Dr. Lord received a Bachelor of Science degree in Chemistry and a Doctor of Medicine degree from the University of Miami. Dr. Lord has also earned certificates in Governance and Audit from Harvard Business School. Mr. Lord brings to our Board wide-ranging business and operational experience, including expertise in business transactions.

John R. Beaver	59	Mr. Beaver, currently our President and Chief Executive Officer, was most recently the Company’s Executive Vice President, Chief Operating Officer and Chief Financial Officer. He joined the Company in 2017 as Senior Vice President and Chief Financial Officer. He assumed roles of varying responsibilities over the past few years, including Interim Chief Executive Officer of the Company. Mr. Beaver has a Bachelor of Business Administration degree in Accounting from the University of Texas at Austin and is a Certified Public Accountant. Mr. Beaver brings to our Board extensive management, financial, and operational experience.	March 2021

Jess Roper	56	Mr. Roper most recently served as the Senior Vice President and Chief Financial Officer of DexCom, Inc., where he held executive leadership positions from 2005 until retiring in April 2017. DexCom, Inc. is a medical device company focused on the design, development and commercialization of continuous glucose monitoring systems. While at DexCom, Inc., Mr. Roper also served as its Vice President and Chief Financial Officer and as the Director of Finance. During his tenure, DexCom, Inc. transitioned from a pre-revenue privately held medical device company to a multi-national, publicly traded entity. Mr. Roper previously held financial management positions with two other publicly traded companies and one venture-funded company. Earlier in his career, Mr. Roper was an auditor with PricewaterhouseCoopers and a bank and information systems examiner with the Office of the Comptroller of the Currency. Mr. Roper has a Master of Science degree in Corporate Accountancy and a Bachelor of Science degree in Business Administration in Finance from San Diego State University. He is a Certified Public Accountant and member of the Corporate Directors Forum. Mr. Roper brings to our Board business and operational experience, including capital markets experience.	June 2018

Garrett Sato	60	Mr. Sato is an Executive Partner at Inverness Graham Investments, a private investment firm that acquires manufacturing, technology and services companies, a position he has held since June 2013. Since October 2015, Mr. Sato has served as a Consultant to Vita North America, a dental products company focused on shade technology, and since May 2017, Mr. Sato has served as an Executive Advisor to Orchestrate 3D, a company that uses 3D technology to provide dental products and services. From December 2013 to February 2016, Mr. Sato was the Chairman and Chief Executive Officer of Danville Materials LLC, a manufacturer of restorative consumables and small equipment for the dental market, which was owned by Inverness Graham Investments from January 2014 to February 2016. From June 2011 to December 2013, Mr. Sato served as an advisor or consultant for several companies in the dental products industry: Isolite Corporation, Shofu Dental Corporation, Clinical Research Dental and Mani, Inc. From October 2009 to June 2011, Mr. Sato served as the Executive Vice President of Discus Dental L.L.C., a manufacturing, distributing and marketing company focused on tooth whitening products. From July 2004 to September 2009, Mr. Sato was the President of Orascoptic and its Surgical Acuity brand, a provider of vision solutions for dental professionals, and from August 1996 to March 2006, he served as Vice President, International, of Kerr Corporation, a provider of dental supplies. Mr. Sato also serves or has served as a director of a number of private companies. Mr. Sato holds a Bachelor of Science degree in Marketing from California State University, Long Beach. Mr. Sato brings to our Board extensive management and operational experience, particularly in the dental industry.	April 2018

Elaine C. Wagner, D.D.S.	66	Dr. Wagner currently serves as the Registrar/Executive Director for the International College of Dentists USA Section, a position she had held since January 10, 2017. Dr. Wagner is a retired United States Navy Rear Admiral with 33 of service. Dr. Wagner is the first female board-certified pediatric dentist to be promoted to the rank of Rear Admiral, upper-half, in the United States	October 2018

Navy Dental Corps. From 2014 until she retired in 2017, Dr. Wagner served at the Navy’s Bureau of Medicine and Surgery in Falls Church, Virginia as the Director for Readiness and Health. From 2011 to 2014, she served as the commander of Navy Medicine East and Naval Medical Center Portsmouth and as director of the Tidewater Enhanced Multi-Service Market. She has previously served as the director, Medical Resources Plans and Policy Division for the Navy and chief, Navy Dental Corps and has held command of the Naval Health Clinic New England, as well as several other leadership positions. She was also assigned to the National Naval Medical Center as the Dental Department’s first pediatric dentist in 1992. Dr. Wagner holds a Bachelor of Arts degree from Butler University and a Doctor of Dental Surgery from Indiana School of Dentistry. Dr. Wagner brings to our Board extensive management and operational experience in the dental industry.

Recommendation of Our Board

Our Board believes that it is important to ensure that our Board is comprised of highly qualified individuals who have relevant experience and are accomplished in their respective fields. Our Board also believes that it is important for the full Board to work together constructively with a focus on stockholder value and a duty to both the Company and to the interests of all of the Company’s stockholders. Our Board believes that all of the Board Nominees meet these criteria.

OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF THE BOARD NOMINEES NAMED ABOVE.

CORPORATE GOVERNANCE

Board Role in Risk Oversight

Our Board takes an enterprise-wide approach to risk management that seeks to complement our organizational objectives, strategic objectives, long-term organizational performance and the overall enhancement of stockholder value. Our Board assesses and considers the risks we face on an ongoing basis, including risks that are associated with our financial position, our competitive position, the impact of our operations on our cost structure, our historical reliance on a small number of distributors, and our reliance on single source suppliers for some of our components. In addition, our Board reviews and assesses information regarding cybersecurity risks with management. Our Board’s approach to risk management includes understanding the risks we face, analyzing them with the latest information available and determining the steps that should be taken to manage those risks, with a view toward the appropriate level of risk for a company of our size and financial condition.

Certain committees of our Board actively manage risk within their given purview and authority. Our Audit Committee, for example, reviews our disclosure controls and our internal controls over financial reporting on a quarterly basis, including our overall risk assessment and our processes and procedures for assessing risks. In addition, our Compensation Committee, in setting performance metrics, creates incentives for our senior executives that encourage only an appropriate level of risk-taking that is commensurate with our Company’s short-term and long-term strategies and their attendant risks.

Board Composition and Qualifications

Each Board Nominee brings a strong and unique set of skills and background to our Board and gives our Board as a whole substantial experience and competence in a wide variety of areas, including service on other boards of directors of both public and private companies, executive management, medical devices, specialty healthcare, consumer products, international operations, public accounting, corporate finance and manufacturing. While the Company does not have a formal policy regarding Board diversity, the Company considers each candidate’s professional experience, background, education, gender, race/ethnicity and other individual qualities and attributes as they may contribute to the overall composition of the Board.

Board Leadership Structure

Our Board currently consists of six non-management directors and our President and Chief Executive Officer, Mr. Beaver. Dr. Lord, one of our independent directors, is Chairman of the Board. Our Board has no policy requiring that the positions of the Chairman of the Board and the Chief Executive Officer be separate or that they be occupied by the same individual. Our Board believes that this matter is properly addressed as part of the succession planning process and that it is in the best interests of the Company for our Board to determine whether to combine the positions from time to time. At this time, our Board believes that the independent Chairman arrangement serves the Company well.

Director Independence

Our Board has determined that each of the Board Nominees, other than Mr. Beaver, is an independent director as defined by the listing standards of the NASDAQ Marketplace Rules (the “NASDAQ Rules”) and the rules and regulations of the SEC. Mr. Beaver is determined not to be an independent director based on his service as our current President and Chief Executive Officer. Todd A. Norbe served on the Board for a portion of 2020 and was also not independent due to his position as our former President and Chief Executive Officer.

Board Committees and Meetings

Our Board held five meetings during the year ended December 31, 2020. During 2020, each person currently serving as a director attended at least 75% of the aggregate of (i) the total number of meetings of our Board held during the period for which he was a director and (ii) the total number of meetings held by all committees of our Board on which such director served during the period for which he served. Although we have no policy with regard to director attendance at our annual meetings of stockholders, it is customary for, and we encourage, all of our directors to attend our annual meetings of stockholders. In 2020, all of our directors then in office attended our 2020 annual meeting of stockholders.

Our Board has established three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. Each committee operates pursuant to a written charter that has been approved by our Board. A copy of the current charter for each of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee is available on our website at www.biolase.com under “About Us,” then “Investor Relations,” then the link “Corporate Governance.” We do not intend the website address listed in this proxy statement to be an active link or to otherwise incorporate the contents of our website into this proxy statement.

Audit Committee. The Audit Committee currently consists of Drs. Lord and Lanman and Messrs. Roper and Sato. Mr. Roper serves as its Chairman. Our Board has determined that Mr. Roper qualifies as an “audit committee financial expert” under the SEC rules and meets the financial sophistication requirements of the NASDAQ Rules. Each member of the Audit Committee is independent as defined in the NASDAQ Rules, including the enhanced independence standards applicable to Audit Committee members.

The primary responsibilities of the Audit Committee include, but are not limited to: (i) the appointment, compensation and oversight of the work of our independent auditor; (ii) reviewing and discussing with management and our independent auditor our accounting practices and systems of internal accounting controls, as applicable; (iii) reviewing our financial reports, our accounting and financial policies in general, and procedures and policies with respect to our internal accounting controls; and (iv) reviewing the independence qualifications and quality controls of our independent auditor and approving all auditing services and permitted non-audit services to be performed by the independent auditor. The Audit Committee held five meetings during 2020.

Compensation Committee. The Compensation Committee currently consists of Drs. Lord, Lanman and Wagner and Mr. Sato. Dr. Lord serves as its Chairman. Each of the current members of the Compensation Committee is independent as defined in the NASDAQ Rules, considering the additional standards for Compensation Committee members set forth therein, and qualifies as a “non-employee” director under SEC rules and regulations.

The Compensation Committee’s primary responsibilities include, but are not limited to: (i) reviewing and developing our general compensation policies; (ii) reviewing and approving the compensation of our Chief Executive Officer and other executive officers, including salary, bonus, long-term incentive and equity compensation, and any other perquisites and special or supplemental benefits; (iii) making awards under and acting as administrator of our equity incentive plans; (iv) overseeing administration of our other employee benefit plans; (v) making recommendations to our Board regarding director compensation; and (vi) producing an annual report on executive compensation for inclusion in our annual proxy statement. The charter for the Compensation Committee requires it to meet at least twice annually. The Compensation Committee held four meetings during 2020.

For compensation decisions relating to our executive officers other than our Chief Executive Officer, our Compensation Committee has historically considered the recommendations of our Chief Executive Officer, based on his assessment of each executive officer’s position and responsibilities, experience and tenure, his observations of each executive officer’s performance during the year and his review of competitive pay practices. Our Chief Executive Officer does not have a role in determining or recommending director compensation. The Compensation Committee has the sole authority to retain consultants and advisors as it may deem appropriate in its discretion, and the Compensation Committee has the sole authority to approve related fees and other retention terms.

The Compensation Committee has the authority to hire and fire its own outside compensation consultant and any other advisors it deems necessary. Since July 2014, the Compensation Committee has engaged Arnosti Consulting, Inc. (“Arnosti”) to act as its independent consultant. Arnosti provides the Compensation Committee with information regarding market compensation levels, general compensation trends and best practices. The Compensation Committee also asks Arnosti to provide views on the reasonableness of specific pay decisions and actions for our named executive officers, as well as the appropriateness of the design of the Company’s executive compensation programs.

The activities of Arnosti are directed by the Compensation Committee, although Arnosti may communicate with members of management, as appropriate, to gather data and prepare analyses as requested by the Compensation Committee. During 2020, the Compensation Committee asked Arnosti to review market data and advise our Compensation Committee and management on setting executive compensation and the competitiveness and reasonableness of the Company’s executive compensation program; and review and advise the Compensation Committee regarding the Company’s pay for performance, equity grant and dilution levels, each relative to the market.

In 2020, Arnosti did not provide any other services to the Company. The Compensation Committee assessed the independence of Arnosti pursuant to SEC rules and concluded that Arnosti’s work for the Compensation Committee does not raise any conflict of interest.

The Compensation Committee has determined that Arnosti is independent because it does no work for us other than as requested by the Compensation Committee. The Chairman of the Compensation Committee reviews Arnosti’s invoices, which are paid by the Company.

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee currently consists of Drs. Lord, Lanman and Wagner and Mr. Sato. Dr. Lord serves as its Chairman. Each of the members of the Nominating and Corporate Governance Committee is independent as defined in the NASDAQ Rules. The Nominating and Corporate Governance Committee is responsible for, among other things: (i) identifying individuals who are qualified to be members of our Board and recommending that our Board select the nominees for directorships; (ii) to the extent deemed appropriate by the committee, developing and recommending to our Board a set of corporate governance principles for the Company; (iii) establishing the criteria and procedures for selecting new directors; (iv) overseeing the process for evaluating our Board and management; and (v) reviewing and reassessing, at least annually, the charter of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee did not meet during 2020.

The Nominating and Corporate Governance Committee considers candidates for membership to our Board suggested by its members and our other Board members, as well as by our management and stockholders. The Nominating and Corporate Governance Committee may also retain a third-party executive search firm to identify candidates.

The Nominating and Corporate Governance Committee focuses on the following criteria in determining whether a candidate is qualified to serve on our Board: (i) personal and professional integrity, ethics and values; (ii) experience in corporate management, such as serving as an officer or former officer of a publicly held company; (iii) experience in the Company’s industry and with relevant social policy concerns; (iv) experience as a board member of another publicly held company; (v) academic expertise in an area of the Company’s operations; (vi) practical and mature business judgment; (vii) whether the candidate has the time required for preparation, participation and attendance at meetings; and (viii) requirements relating to board and board committee composition under applicable law and the NASDAQ Rules. The Nominating and Corporate Governance Committee, and our Board, may also consider the overall diversity of our Board when making a determination on qualification for service on our Board to ensure that our Board is able to represent the best interests of all of our stockholders and to encourage innovative solutions and viewpoints by considering background, education, experience, business specialization, technical skills and other factors with respect to a particular candidate, as compared to composition of our Board at a given time. The Nominating and Corporate Governance Committee does not have a formal diversity policy but considers diversity as one criteria evaluated as a part of the total package of attributes and qualifications a particular candidate possesses.

All director candidate recommendations submitted by stockholders should be submitted to the Chairperson of the Nominating and Corporate Governance Committee, to the attention of the Corporate Secretary, BIOLASE, Inc., 27042 Towne Centre Drive, Suite 270, Foothill Ranch, CA 92610 and must be accompanied by (1) a detailed resume of the candidate, (2) an explanation of the reasons why the stockholder believes this candidate is qualified for service on our Board, (3) such other information about the candidate that would be required by the SEC rules to be included in a proxy statement, (4) the consent of the candidate, (5) a description of any relationships, arrangements or undertakings between the stockholder and the candidate regarding the nomination or otherwise and (6) proof of the stockholder’s stockholdings in the Company. A stockholder wishing to formally nominate a director for election at a stockholder meeting must comply with the provisions in the Company’s bylaws addressing stockholder nominations of directors. The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders on the same basis that it evaluates other nominees for director.

Stockholder Communications

Any stockholder or other interested party who wishes to communicate with our Board or any individual director may send written communications to our Board or such director c/o Corporate Secretary, BIOLASE, Inc., 27042 Towne Centre Drive, Suite 270, Foothill Ranch, CA 92610. The communication must include the stockholder’s name, address and an indication that the person is our stockholder. The Corporate Secretary will review any communications received from stockholders and will forward such communications to the appropriate director or directors, or committee of our Board, based on the subject matter.

Section 16(a) Beneficial Ownership Reporting Compliance

The members of our Board, executive officers and beneficial holders of more than ten percent of the outstanding shares of our common stock are subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) which requires them to file reports with respect to their ownership of our securities. To our knowledge, based solely upon the copies of Section 16(a) reports and written representations which we received from such persons for their 2020 fiscal year transactions in our common stock and their common stock holdings, we believe that all reporting requirements under Section 16(a) for such fiscal year were met in a timely manner by our directors, executive officers and greater than ten percent beneficial owners.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics. This code of ethics applies to all of our directors, executive officers and employees. This code of ethics is publicly available on our website at www.biolase.com under “About Us,” then “Investor Relations,” using the links “Corporate Governance,” followed by “Conduct,” and in print upon request to the Secretary at BIOLASE, Inc., 27042 Towne Centre Drive, Suite 270, Foothill Ranch, CA 92610. If we make amendments to the code of ethics or grant any waiver that we are required to disclose, we will disclose the nature of such amendment or waiver on our website.

Prohibition on Hedging

Our directors, officers and employees are prohibited from engaging in hedging or monetization transactions, such as zero-cost collars and forward sale contracts, and also prohibited from transactions in puts, calls or any other kind of derivative transactions involving Company securities.

Certain Relationships and Related Transactions

Pursuant to its charter, the Audit Committee is required to review any insider or related party transactions. In connection with this requirement, our written policy for the review of related party transactions (transactions with the Company or any of its subsidiaries involving our directors, director nominees, executive officers or holders of more than five percent of our outstanding common stock or any member of the immediate family of the foregoing) is reviewed by our Audit Committee and our Board at least annually. Under our policy, any related party transactions require prior approval by the Audit Committee or by a majority of the disinterested members of our Board. In addition, transactions involving our directors are disclosed and reviewed by the Nominating and Corporate Governance Committee in its assessment of our directors’ independence. To the extent any related party transactions are ongoing business relationships, the transactions are reviewed annually by the Audit Committee. Related party transactions must be on terms no less favorable to the Company than those that it believes could be obtained from unaffiliated third parties.

Since January 1, 2019, there has not been, and there is not currently proposed, any transaction or series of related transactions in which we were or are to be a participant or are currently a participant involving an amount in excess of $120,000 and in which (a) any director, nominee for director, executive officer or stockholder known to the Company to be the beneficial owner of more than five percent of our outstanding common stock or (b) any member of the immediate family of any person identified in clause (a) had or will have a direct or indirect material interest.

2020 DIRECTOR COMPENSATION

The following table sets forth all compensation earned or paid to our non-employee directors during the year ended December 31, 2020.

Name	Fees Earned or Paid in Cash	Stock Awards (1)	Option Awards (1)	All Other Compensation	Total
Richard B. Lanman, M.D.	—	66,538	51,237	—	117,775
Jonathan T. Lord, M.D.	—	117,538	96,096	—	213,634
Jess Roper	—	70,288	54,535	—	124,823
Garrett Sato	—	66,538	51,237	—	117,775
Elaine C. Wagner, D.D.S.	—	66,538	51,237	—	117,775
Michael DiTolla, D.D.S.	—	66,538	51,237	—	117,775

(1)

The amounts reported represent the grant date fair value of stock options and restricted stock units (“RSUs”) granted in 2020, calculated accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation-Stock Compensation (“FASB ASC Topic 718”). The grant date fair value for RSU awards are calculated based on the closing stock price on the date of grant. Please see Note 8 to our audited financial statements contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 for a discussion of the assumptions used to calculate the grant date fair value of the stock option awards granted in 2020.

Our non-employee directors other than the Chairman of the Board receive annual compensation consisting of RSUs based upon a cash value of $100,000, and the Chairman of the Board receives annual compensation consisting of RSUs based upon a cash value of $195,000. In addition to the foregoing, the Chairman of the Audit Committee receives annual compensation consisting of RSUs based upon a cash value of $15,000, members of the Audit Committee (other than the Chairman of the Audit Committee) receive annual compensation consisting of RSUs based upon a cash value of $7,500, the Chairman of the Compensation Committee receives annual compensation consisting of RSUs based upon a cash value of $12,000 and members of the Compensation Committee (other than the Chairman of the Compensation Committee) receive annual compensation consisting of RSUs based upon a cash value of $5,000. The members of the Nominating and Corporate Governance Committee receive annual compensation consisting of RSUs based upon a cash value of $4,000. New non-employee directors elected or appointed other than at an annual meeting of stockholders receive compensation on a pro rata basis. Each annual RSU grant vests on the one-year anniversary of the grant date, subject to the director’s continued service through such date. The number of shares of our common stock underlying each RSU grant is calculated as follows: the sum total cash value of the compensation that a director is entitled to receive based upon such director’s service, as described above, divided by the average share price of our common stock for the trailing three months prior to the date of grant.

The following table sets forth the aggregate grant date fair value of each grant of stock options and RSUs awarded to our non-employee directors in 2020.

Director	Grant Date	Type of Award	Exercise Price(1)	Number of Shares Underlying Stock Awards(1)	Aggregate Grant Date Fair Value
Richard B. Lanman, M.D.	May 13, 2020	RSU	n/a	155,250	$58,250
Jonathan T. Lord, M.D.	May 13, 2020	RSU	n/a	291,478	$109,250
Jess Roper	May 13, 2020	RSU	n/a	165,245	$62,000
Garrett Sato	May 13, 2020	RSU	n/a	155,250	$58,250
Elaine C. Wagner, D.D.S	May 13, 2020	RSU	n/a	155,250	$58.250
Michael DiTolla, D.D.S	May 13, 2020	RSU	n/a	155,250	$58,250
Richard B. Lanman, M.D.	May 13, 2020	Option	$0.375	176,045	$51,237
Jonathan T. Lord, M.D.	May 13, 2020	Option	$0.375	330,178	$96,096
Jess Roper	May 13, 2020	Option	$0.375	187,378	$54,535
Garrett Sato	May 13, 2020	Option	$0.375	176,045	$51,237
Elaine C. Wagner, D.D.S	May 13, 2020	Option	$0.375	176,045	$51,237
Michael DiTolla, D.D.S	May 13, 2020	Option	$0.375	176,045	$51,237
Richard B. Lanman, M.D.	August 5, 2020	RSU	n/a	20,000	$8,288
Jonathan T. Lord, M.D.	August 5, 2020	RSU	n/a	20,000	$8,288
Jess Roper	August 5, 2020	RSU	n/a	20,000	$8,288
Garrett Sato	August 5, 2020	RSU	n/a	20,000	$8,288
Elaine C. Wagner, D.D.S	August 5, 2020	RSU	n/a	20,000	$8,288
Michael DiTolla, D.D.S	August 5, 2020	RSU	n/a	20,000	$8,288

(1)	The number of shares and, if applicable, exercise price for each equity award granted prior to the Reverse Stock Split have been adjusted to reflect the Reverse Stock Split.

The following table sets forth the number of shares underlying outstanding stock options (vested and unvested) and unvested RSU awards held as of December 31, 2020 by each of the persons who served as a non-employee director during 2020.

Name	Shares Underlying RSUs Outstanding at Fiscal Year End	Shares Underlying Options Outstanding at Fiscal Year End	Total
Richard B. Lanman, M.D.	175,250	205,084	380,334
Jonathan T. Lord, M.D.	311,178	443,659	754,837
Jess Roper	185,245	187,378	372,623
Garrett Sato	175,250	184,880	360,130
Elaine C. Wagner, D.D.S.	175,250	176,045	351,295
Michael DiTolla, D.D.S.	175,250	176,045	351,295

EXECUTIVE OFFICERS OF THE REGISTRANT

The executive officers of the Company are elected each year at the meeting of our Board, which follows the annual meeting of stockholders, and at other Board meetings, as appropriate. At April 9, 2021, the only executive officer of the Company was as follows:

Name	Age	Position
John R. Beaver	59	President and Chief Executive Officer

John R. Beaver was named President and Chief Executive Officer in February 2021, and was previously the Company’s Executive Vice President, Chief Operating Officer and Chief Financial Officer. He joined the Company in 2017 as Senior Vice President and Chief Financial Officer. He assumed roles of varying responsibilities over the past few years, including Interim Chief Executive Officer of the Company. Prior to joining the Company, Mr. Beaver served as the Chief Financial Officer of Silicor Materials, Inc., a global leader in the production of solar silicon, from 2009 to 2013 and 2015 to 2017. Mr. Beaver also served on the Board of Directors of Silicor Materials, Inc. from 2013 to 2015. From 2013 to 2015, Mr. Beaver was Chief Financial Officer for Modumetal, Inc., a nano-laminated alloy company focused on oil and gas applications. Prior to 2009, Mr. Beaver was Senior Vice President – Finance and Chief Financial Officer at Sterling Chemicals, a mid-sized public commodity chemical manufacturer. Mr. Beaver holds a Bachelor of Business Administration in Accounting from the University of Texas at Austin and is a Certified Public Accountant.

COMPENSATION DISCUSSION AND ANALYSIS

This compensation discussion and analysis section discusses the compensation policies and programs for our named executive officers. As a “smaller reporting company,” we have elected to comply with some of the scaled-back disclosure requirements applicable to smaller reporting companies under applicable SEC executive compensation disclosure rules.

For 2020, our named executive officers consisted of:

•	Todd A. Norbe, our former President and Chief Executive Officer; and

•	John R. Beaver, our current President and Chief Executive Officer.

Mr. Norbe resigned as our President and Chief Executive Officer on February 22, 2021. Effective February 23, 2021, the Board appointed Mr. Beaver as our President and Chief Executive Officer. Mr. Beaver continues to serve as our principal financial officer and a search for a new Chief Financial Officer is underway. Please see the “Management Transition Compensation” section below for a summary of the compensation payable with respect to the 2021 management transition.

Compensation Objectives

It is important that we employ energetic people who are enthusiastic about our mission and our products, and we believe this must start at the top with our executive officers who set an example for the entire company. We are engaged in a very competitive industry, and our success depends upon our ability to attract and retain qualified executive officers by offering them competitive compensation packages. Our compensation programs for our executive officers are designed to attract and retain such executive officers and to reward them in a fashion that we believe is commensurate with our corporate performance and the value created for our stockholders. Our compensation programs are also designed to support our short-term and long-term strategic goals and values and reward the individual contributions of our executive officers to our success.

Our policy is to provide our executive officers with competitive compensation opportunities that reward their contribution to our financial success and individual performance, while providing financial stability and security. Accordingly, the compensation package for our executive officers is primarily comprised of the following compensation elements: (1) a base salary, designed to be competitive with salary levels in the industry and to reflect individual performance; (2) an annual discretionary bonus payable in cash and based on the review of certain annual financial and other performance measures, designed to support our short-term performance; and (3) where appropriate, long-term stock-based incentive awards, designed to support our long-term performance and strengthen the mutual interests between our executive officers and our stockholders. We believe that each of these elements and their combination supports our overall compensation objectives.

Determination of Compensation Awards

The Compensation Committee determines the compensation to be paid to our executive officers. For compensation decisions relating to our executive officers other than our Chief Executive Officer, our Compensation Committee has historically considered the recommendations of our then-serving Chief Executive Officer, based on his assessment of each executive officer’s position and responsibilities, experience and tenure, his observations of each executive officer’s performance during the year and his review of competitive pay practices. In addition, as noted earlier in this proxy statement, Arnosti provides independent executive consulting services to the Compensation Committee. The Compensation Committee reviews the total compensation levels and the distribution of compensation among the compensation elements identified above for each of our executive officers. The Compensation Committee determines the total compensation levels for our executive officers by considering each executive officer’s position and responsibilities, the individual’s performance of his job-related duties and responsibilities and our financial performance, in the context of our compensation policies and objectives and competitive market data (evaluated with the assistance of Arnosti) applicable to each executive officer’s position.

The principal factors that were taken into account in establishing each executive officer’s compensation package for 2020 are described below. The Compensation Committee may in its discretion apply entirely different factors, such as different measures of financial performance, in future years.

Market Comparisons

The Compensation Committee periodically reviews competitive market data with the assistance of Arnosti, as it believes that compensation decisions are complex and require a deliberate review of Company performance and the market’s compensation levels, as well as the overall business environment and the contributions of each individual. Accordingly, the Committee’s approach is to consider competitive compensation practices as a relevant factor rather than establishing compensation at specific benchmark percentiles. We believe that this enables us to respond to dynamics in the labor market and provides us with flexibility in maintaining and enhancing our executive officers’ engagement, focus, motivation and enthusiasm for our future.

Components of Compensation

During 2020, our executive officers’ direct compensation was composed of base salary, annual incentive bonuses, and equity compensation. The Compensation Committee awarded performance bonuses in 2020 based on achieving performance targets for each quarter.

The Compensation Committee monitors the results of the annual advisory “say-on-pay” proposal and incorporates such results as one of many factors considered in connection with the discharge of its responsibilities. As part of its review of the Company’s executive compensation program, the Compensation Committee considered the approval by approximately 95% of the votes cast for the Company’s say-on-pay vote at our 2020 Annual Meeting of Stockholders. The Compensation Committee determined that the Company’s executive compensation philosophies and objectives and compensation elements continued to be appropriate and did not make any changes to the Company’s executive compensation program in response to the 2020 say-on-pay vote.

Base Salaries

Our executive officers’ base salaries are assessed annually by the Compensation Committee, taking into account each executive officer’s position and responsibilities, including accomplishments and contributions, experience and tenure. In addition, the Compensation Committee considered our stockholders’ previous approval, on an advisory basis, of the compensation of the Company’s named executive officers, as well as the Company’s recent performance and current market conditions.

In setting initial 2020 compensation levels, the Compensation Committee did not increase the base salary levels for either Messrs. Norbe or Beaver. Accordingly, the base salary level initially established for each executive officer for 2020 was based on the levels negotiated at the time each joined the Company. On April 12, 2020, the Company and each of Messrs. Norbe and Beaver entered into a letter agreements to reduce the base salary of each executive officer by 40% in connection with the Company’s COVID-19 cost reduction measures, for a temporary period of time running from April 12, 2020 through the date that the Board of Directors approved the Company’s return-to-work plan wherein the Company’s furlough was fully lifted. As a result of these actions, Mr. Norbe’s base salary was reduced from $400,000 to $240,000 and Mr. Beaver’s base salary was reduced from $325,000 to $190,000 from April 12, 2020 through July 10, 2020.

Annual Bonuses and Stock-Based Incentive Awards

Annual cash bonuses are intended to reward accomplishment of our overall corporate performance and objectives for a fiscal year. The Compensation Committee also uses stock options and RSUs as a tool to incentivize certain executive members of management, and to further align management and stockholder interests. Stock-based incentives align the interests of our executive officers with those of our stockholders and provide each individual with a significant incentive to manage us from the perspective of an owner with an equity stake in our business. Stock options allow our executive officers to purchase shares of our common stock at a fixed price per share (which is at least the closing sale price of our stock on the grant date) over a specified period of time. Stock options generally become exercisable in a series of installments over either a three- or four-year period, contingent upon the officer’s continued employment with us. Accordingly, stock options generally provide a return to the executive officer only if he remains employed by us during the vesting period, and then only if the market price of the shares appreciates over the option term. As such, stock options not only reward our corporate performance but are also a key retention tool. RSUs are also utilized as a tool to incentivize certain executive members of management, and to further align management and stockholder interests. The size of the equity grant to each executive officer is set at a level that is intended to create a meaningful opportunity for stock ownership based on the individual’s position with us, the individual’s performance of his job-related duties and responsibilities in recent periods and his potential for future responsibility and promotion over the option term. The Compensation Committee also takes into account the number of unvested equity awards held by the executive officer in order to maintain an appropriate level of equity incentive for that individual. The weight given to each of these factors varies from individual to individual.

Mr. Norbe. For the partial 2018 employment year, Mr. Norbe was eligible to receive a performance bonus of up to $170,000 at target performance and up to $210,000 at maximum performance, with a minimum non-discretionary performance bonus of $100,000. Mr. Norbe was also granted: (i) 350,000 stock-settled time-based RSUs, and (ii) 300,000 stock-settled performance-based RSUs, which vest in one-third annual increments, subject to the achievement of performance criteria relating to and Mr. Norbe’s continued employment through each such vesting date. Additionally, Mr. Norbe was granted 71,667 stock-settled time-based RSUs upon his appointment to the Board on June 15, 2018, which fully vest on May 9, 2019. In 2019, Mr. Norbe was granted stock-settled 125,600 RSUs as part of the Company’s leadership bonus plan; 25,600 of those RSUs vested immediately in 2019 and the remaining 100,000 RSUs vest over time in 2020. In 2020, Mr. Norbe was granted 601,089 stock-settled RSUs as part of the Company’s leadership bonus plan: 401,089 of those RSUs vested immediately in 2020 and the remaining 200,000 RSUs vest over time in 2021 and 2022.

Mr. Beaver. Mr. Beaver was eligible to receive an annual performance bonus of up to 50% of his base salary, based upon the achievement of certain criteria as established by the Compensation Committee. Mr. Beaver was awarded approximately 38,844 RSUs under this performance bonus plan. On January 25, 2018, Mr. Beaver received a stock option to purchase 20,000 shares of our common stock (as adjusted to reflect the Reverse Stock Split), vesting pro rata monthly over a 36-month period, commencing on February 25, 2018, subject to Mr. Beaver’s continued service with the Company. On May 14, 2018, Mr. Beaver was granted 97,911 stock-settled time-based RSUs, two-fifths of which vested on December 31, 2019 and three-fifths of which shall vest on December 31, 2019. In 2019, Mr. Beaver was granted stock-settled 79,455 RSUs as part of the Company’s leadership bonus plan; 9,455 of those RSUs vested immediately in 2019 and the remaining 70,000 RSUs vest over time in 2020. In 2020, Mr. Beaver was granted 403,009 stock-settled RSUs as part of the Company’s leadership bonus plan; 203,009 of those RSUs vested immediately in 2020 and the remaining 200,000 RSUs vest over time in 2021 and 2022.

Severance and Change of Control Arrangements

Each of the Company’s named executive officers was employed by the Company on an “at will” basis as of December 31, 2020. Pursuant to the terms of select employment agreements, severance benefits may be provided in the event that either the Company terminates employment without cause or the officer resigns for good reason. As discussed below, Mr. Norbe received severance benefits in connection with his departure from the Company in early 2021, which were consistent with the severance benefits payable under the terms of his employment agreement for a termination without cause. Please see the “Payments Upon Termination or Change in Control” section below for a summary of the severance benefits that each of our continuing named executive officers would have been entitled to receive upon a termination of employment as of December 31, 2020.

Management Transition Compensation

On March 24, 2021, the Company entered into an employment agreement with Mr. Beaver in connection with his appointment to the position of President and Chief Executive Officer of the Company. Under the terms of Mr. Beaver’s employment agreement, Mr. Beaver will receive an annual base salary of $375,000. In addition, Mr. Beaver is eligible to receive an annual performance bonus of up to one hundred and twenty five percent (125.0%) of Mr. Beaver’s base salary, which will be determined by the achievement of certain criteria as established by the Compensation Committee. Mr. Beaver was awarded 100,000 stock-settled RSUs, which vested immediately upon grant.

Pursuant to the terms of the employment agreement, Mr. Beaver is entitled to severance benefits in the event that either the Company terminates him without cause or he resigns for good reason. The severance amount consists of (i) twelve (12) months of Mr. Beaver’s annual base salary and the time-based prorated amount of Mr. Beaver’s annual bonus then in effect at target achievement, which will be paid over twenty-six equal installments, (ii) the portion due to vest through the first anniversary of Mr. Beaver’s termination date of his existing equity awards that are not based on performance, as applicable, and (iii) paid COBRA premiums for the twelve-month period following such termination. In the event that Mr. Beaver is terminated within twelve (12) months following a change in control, Mr. Beaver will receive twenty four (24) months of his annual base salary payable in lump sum, the time-based prorated amount of Mr. Beaver’s annual bonus then in effect at target achievement payable in lump sum, and Mr. Beaver’s unvested equity awards will vest and be exercisable.

In connection with the departure of Mr. Norbe in early 2021, on March 12, 2021, the Company entered into a Separation Agreement With General Release of All Claims with Mr. Norbe (the “Norbe Separation Agreement”). Pursuant to the Norbe Separation Agreement, Mr. Norbe will receive (i) a severance payment of $412,000, payable in twenty-six (26) consecutive installments, and (ii) COBRA premiums under the Company’s medical and dental benefit plans for twelve (12) months. The amounts payable pursuant to the Norbe Separation Agreement are consistent with the amounts that Mr. Norbe would have received under the terms of his employment agreement for a termination without cause. The Norbe Separation Agreement included a general release and waiver of claims by Mr. Norbe in favor of the Company and its affiliates.

EXECUTIVE COMPENSATION

2020 Summary Compensation Table

The following table shows 2020 compensation and 2019 compensation for each of our named executive officers, which we sometimes refer to as “NEOs” in this proxy statement. As of December 31, 2020, no other individuals were serving as “executive officers” of the Company.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(2)	Total ($)
Todd A. Norbe	2020	372,923	—	124,241	—	—	2,350	499,514
Former President and Chief Executive Officer	2019	400,000	—	191,900	—	—	690	592,590
John R. Beaver	2020	307,692	—	60,395	—	—	2,141	370,228
Current President and Chief Executive Officer, Former Executive Vice President and Chief Financial Officer	2019	325,000	—	120,144	—	—	1,419	446,563

(1)

The amounts in these columns reflect the aggregate grant date fair value of annual equity awards granted to our NEOs during the applicable year, calculated in accordance with FASB ASC Topic 718. The grant date fair value for RSU awards are calculated based on the closing stock price on the date of grant. These amounts do not reflect actual payments made to our NEOs. There can be no assurance that the full grant date fair value will ever be realized by any NEO. The amounts included in 2020 for the performance-based RSUs only have one payout level and, accordingly, there is no grant date value that is above or below the amount reported in the table for such awards.

(2)

The dollar amounts in this column reflect the dollar value of vision insurance premiums paid for by the Company on behalf of the NEO and 401(k) matching contributions credited to each NEO’s 401(k) account.

Outstanding Equity Awards at Fiscal Year-End 2020

The following table sets forth summary information regarding the outstanding equity awards held by each of our named executive officers at December 31, 2020.

			Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(#)		Market Value of Shares or Units of Stock That Have Not Vested($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or other Rights That Have Not Vested(#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or other Rights That Have Not Vested($)
Todd A. Norbe(7)	—		—	—	—		116,667	(3)	48,615	200,000	(3)	83,340
	—		—	—	—		50,000	(4)	20,835	—		—
	—		—	—	—		100,000	(5)	41,670	100,000	(5)	41,670
John R. Beaver	60,000		—	—	1.20	8/7/2028	—		—	—		—
	19,444	(1)	556	—	2.10	1/25/2028	—		—	—		—
	63,330	(2)	16,670	—	2.95	10/2/2027	—		—	—		—
	6,666		—	—	2.95	10/2/2027	—		—	—		—
	—		—	—	—		100,000	(5)	41,670	100,000	(5)	41,670
	—		—	—	—		35,000	(6)	14,585	—		—

(1)	Represents equity incentive compensation consisting of non-qualified stock options granted on January 25, 2018, with monthly vesting over a three-year period.
(2)

Represents equity incentive compensation consisting of a non-qualified stock option granted on October 2, 2017. The stock options vest one-fourth on the one-year anniversary of grant and three-fourths vest in equal monthly amounts over a 36-month period, commencing on the 13th month anniversary of the date of grant.

(3)

Represents RSUs granted on September 10, 2018. 54% of the award is subject to graded vesting while 46% of the award vests upon certain performance criteria. Of the 54%, one-third of the RSUs vested on the first anniversary of Mr. Norbe’s first date of employment with the Company. The remaining two-thirds of the RSUs were scheduled to vest in equal amounts on the 18-month, two-year, 30-month, and three-year anniversaries of Mr. Norbe’s first date of employment with the Company. As of December 31, 2020, 233,333 RSUs vested and 116,667 RSUs remain outstanding. Of the 46%, the RSUs were scheduled to vest in accordance with performance criteria established by the Compensation Committee, subject to Mr. Norbe’s continued service with the Company. As of December 31, 2020, certain performance criteria was not achieved, thus 100,000 of these RSUs were forfeited and 200,000 RSUs remained outstanding.

(4)	Represents RSUs granted on August 6, 2019. The RSUs were scheduled to vest on August 6, 2021.
(5)

Represents RSUs granted on August 5, 2020. 50% of the award shall vest upon filing the 2020 10-K in March 2021. 50% shall vest in equal amounts on the 12-month and 24-month anniversary of the grant date.

(6)	Represents RSUs granted on August 6, 2019. 50% of the award vests in equal amounts on the 9-month and 24-month anniversary of the grant date.

(7)	All of Mr. Norbe’s then-outstanding unvested RSUs were forfeited as of the time of his separation with the Company on February 22, 2021.

Payments upon Termination or Change of Control

As described below, pursuant to the terms of select employment agreements, severance benefits may be provided in the event that the Company terminates employment without cause, the officer resigns for good reason or following a change in control. The Company also offers a 401(k) defined contribution savings plan to all of its employees. Effective July 1, 2017, the Compensation Committee approved a matching contribution of 10% on employee deferrals of up to 10% of applicable total compensation. The following is a description of the benefits that the executive would have received assuming a termination as of December 31, 2020 based on the compensation arrangements in place as of such date.

Mr. Norbe. Pursuant to the terms of Mr. Norbe’s employment agreement in place as of December 31, 2020, in the event that Mr. Norbe was terminated without cause (or resigned for good reason), he would have been entitled to (i) 12 months of base salary as of the date of termination, payable over 26 equal installments, and (ii) paid COBRA premiums for the 12-month period following such termination. In the event that Mr. Norbe was terminated within 3 months before or 12 months following a change in control, in addition to the above severance benefits, (i) Mr. Norbe would have also received his target performance bonus then in effect, and (ii) his unvested stock options would vest and become exercisable. As noted above, in connection with the departure of Mr. Norbe in early 2021, on March 12, 2021, the Company entered into the Norbe Separation Agreement, which provided severance benefits substantially consistent with the amounts that Mr. Norbe would have received under the terms of his employment agreement for a termination without cause. The Norbe Separation Agreement included a general release and waiver of claims by Mr. Norbe in favor of the Company and its affiliates.

Mr. Beaver. In the event that Mr. Beaver is terminated without cause, he is entitled to (i) 12 months of base salary as of the date of termination, payable over 26 equal installments, (ii) the time-based prorated amount of his annual performance bonus at target and full achievement of the criteria in effect, and (iii) paid COBRA premiums for the 12-month period following such termination. In the event that Mr. Beaver is terminated within 12 months following a change in control, in addition to the above severance benefits, all of his time-based vesting stock options that are unvested will vest and be exercisable, and one-half of his performance-based vesting stock options that are unvested will vest and be exercisable.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information as of December 31, 2020 regarding the number of shares of our common stock that may be issued under the 2018 Plan.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options and release of RSUs	Weighted Average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column)(1)
Equity Compensation Plans Approved by Stockholders	2,024,000	$5.63	439,000
Equity Compensation Plans Not Approved by Stockholders	—	—	—

Total	2,024,000	$5.63	439,000

(1)

If Proposal Three is approved by our stockholders at the annual meeting, the number of shares of our common stock remaining available for issuance under the 2018 Plan will increase by 24,700,000 shares to 36,921,101 shares. If the reverse stock split described in Proposal Four is approved by our stockholders, then, in accordance with the adjustment provisions set forth in the 2018 Plan, the number of shares of our common stock available for awards under the 2018 Plan will be reduced based on the ratio elected by our Board within the Split Ratio Range, as described further in Proposal Four.

PROPOSAL TWO

ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR

NAMED EXECUTIVE OFFICERS

As required by Section 14A of the Exchange Act, we are asking our stockholders to vote, on an advisory basis, to approve the compensation of our NEOs as described in this proxy statement. We believe that the compensation policies for the NEOs are designed to attract, motivate and retain talented executive officers and are aligned with the long-term interests of our stockholders. Consistent with the preferences expressed by our stockholders, we intend to hold this advisory vote on an annual basis.

“Say-on-Pay” Vote

This advisory stockholder vote, commonly referred to as a “say-on-pay” vote, gives stockholders the opportunity to approve or not approve, on an advisory basis, the compensation of the NEOs that is disclosed in this proxy statement by voting “FOR” or “AGAINST” the following resolution (or by abstaining with respect to the resolution):

RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the SEC, which disclosure includes the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosure in this proxy statement.

This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies and practices described in this proxy statement. Because your vote is advisory, it will not be binding on our Board, the Compensation Committee or the Company. However, our Board and the Compensation Committee value the opinions of our stockholders and will take into account the outcome of the stockholder vote on this proposal at our annual meeting when considering future executive compensation arrangements.

Recommendation of Our Board

OUR BOARD UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL THREE

APPROVAL OF AN AMENDMENT TO THE 2018 LONG-TERM INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES OF OUR COMMON STOCK AVAILABLE FOR ISSUANCE UNDER THE PLAN BY AN ADDITIONAL 24,700,000 SHARES

At the annual meeting, our stockholders will be asked to approve the fourth amendment to the BIOLASE, Inc. 2018 Long-Term Incentive Plan (the “2018 Plan”), which would increase the number of shares of our common stock available for issuance under the 2018 Plan by 24,700,000 shares. Our stockholders approved the 2018 Plan on May 9, 2018, approved the first amendment to the 2018 Plan on September 21, 2018, approved the second amendment to the 2018 Plan on May 15, 2019, and approved the most recent and third amendment to the 2018 Plan on May 13, 2020. Subject to the terms and conditions of the 2018 Plan and excluding the fourth amendment, the number of shares remaining for future grants under the 2018 Plan is 1,503,973 shares.

On March 30, 2021, our Board approved the fourth amendment to the 2018 Plan (the “Amendment”), subject to stockholder approval at the annual meeting, to increase the number of shares available for issuance under the 2018 Plan by 24,700,000 shares of common stock to 36,921,101 shares. Of that amount, approximately 26,203,973 shares (1,503,973 shares available for grant as of April 1, 2021 plus 24,700,000 shares being requested under this proposal) would be available for new awards, not including any shares that would become available again upon the expiration, termination, cancellation, cash settlement or forfeiture of certain previously-issued awards, as described below.

Plan Highlights

The purposes of the 2018 Plan are to:

•	align the interests of our stockholders and recipients of awards under the 2018 Plan by increasing the proprietary interest of such recipients in the Company’s growth and success;

•	advance the interests of the Company by attracting and retaining non-employee directors, officers, other employees, consultants, independent contractors and agents; and

•	motivate such persons to act in the long-term best interests of the Company and our stockholders.

Under the 2018 Plan, the Company may grant:

•	non-qualified stock options;

•	“incentive stock options” (within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”));

•	stock appreciation rights (“SARs”);

•	restricted stock, restricted stock units (“RSUs”) or other stock awards (“Stock Awards”); and

•	performance awards.

As of April 1, 2021, approximately one officer, 140 employees, and six non-employee directors are eligible to participate in the 2018 Plan if selected for participation by the Compensation Committee of our Board.

Some of the key features of the 2018 Plan include:

•	The 2018 Plan is administered by a committee of our Board, comprised entirely of independent directors;

•

Stock options and SARs granted under the 2018 Plan may not be repriced without stockholder approval other than in connection with a change in control, equity restructuring or other change in capitalization, as described in the 2018 Plan;

•

Under the 2018 Plan and after taking into account the Amendment, the maximum number of shares of our common stock authorized for grant is 36,921,101 shares, other than substitute awards granted in connection with a corporate transaction, with 26,203,973 shares remaining available for future grant; provided that if the reverse stock split described in Proposal Four is approved by our stockholders, then, in accordance with the adjustment provisions set forth in the 2018 Plan, the number of shares of our common stock available for awards under the 2018 Plan will be reduced based on the ratio elected by our Board within the Split Ratio Range, as described further in Proposal Four: Approval of an Amendment to Our Certification of Incorporation to Effect a Reserve Stock Split of Our Common Stock and Reduce the Authorized Shares of Our Common Stock, If and When Determined by Our Board;

•

The exercise price of stock options and the base price for SARs granted under the 2018 Plan may not be less than the fair market value of a share of our common stock on the date of grant, subject to certain exceptions for substitute awards granted in connection with a corporate transaction;

The 2018 Plan prohibits the grant of dividend equivalents with respect to stock options and SARs and subjects all dividends and dividend equivalents paid with respect to Stock Awards or performance awards to the same vesting conditions as the underlying awards;

The 2018 Plan does not contain a liberal change in control definition; and

The 2018 Plan provides that awards and any cash payment or shares of our common stock delivered pursuant to an award are subject to forfeiture, recovery by the Company or other action pursuant to the applicable award agreement or any clawback or recoupment policy that the Company may adopt from time to time.

Description of the Amended 2018 Plan

The following description is qualified in its entirety by reference to the 2018 Plan, as proposed to be amended by the Amendment (the “Amended 2018 Plan”). A copy of the Amendment is attached to this proxy statement as Exhibit A.

Administration

The Amended 2018 Plan will be administered by a committee designated by our Board (the “Plan Committee”), consisting of two or more members of our Board, each of whom may be (i) a “non-employee director” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and (ii) “independent” within the meaning of Nasdaq Rules or, if our common stock is not listed on Nasdaq, within the meaning of the rules of the principal stock exchange on which our common stock is then traded. The Compensation Committee of our Board currently serves as the Plan Committee.

Subject to the express provisions of the Amended 2018 Plan, the Plan Committee will have the authority to select eligible persons to receive awards and determine all of the terms and conditions of each award. All awards will be evidenced by an agreement containing such provisions not inconsistent with the Amended 2018 Plan as the Plan Committee will approve. The Plan Committee will also have authority to establish rules and regulations for administering the Amended 2018 Plan and to decide questions of interpretation or application of any provision of the Amended 2018 Plan. The Plan Committee may, in its sole discretion and for any reason at any time, take action such that (i) any or all outstanding stock options and SARs will become exercisable in part or in full, (ii) all or a portion of a restriction period on any award will lapse, (iii) all or a portion of any performance period applicable to any award will lapse and (iv) any performance measures applicable to any outstanding award will be deemed satisfied at target, maximum or any other level.

The Plan Committee may delegate some or all of its power and authority under the Amended 2018 Plan to our Board or, subject to applicable law, a subcommittee of our Board, a member of our Board, the President and Chief Executive Officer or other executive officer of the Company as the Plan Committee deems appropriate, except that it may not delegate its power and authority to a member of our Board, the President and Chief Executive Officer or any executive officer with regard to awards to persons who are subject to Section 16 of the Exchange Act.

Available Shares

As discussed above, if approved by our stockholders, the Amendment would increase the number of shares available for issuance under the 2018 Plan by 24,700,000 shares from 12,221,101 shares to 36,921,101 shares, in each case, subject to the adjustment provisions set forth in the Amended 2018 Plan. All of the available shares of our common stock under the Amended 2018 Plan may be issued in connection with incentive stock options. If the reverse stock split described in Proposal Four is approved by our stockholders, then, in accordance with the adjustment provisions set forth in the 2018 Plan, the number of shares of our common stock available for awards under the 2018 Plan will be reduced based on the ratio elected by our Board within the Split Ratio Range, as described further in Proposal Four: Approval of an Amendment to Our Certification of Incorporation to Effect a Reserve Stock Split of Our Common Stock and Reduce the Authorized Shares of Our Common Stock, If and When Determined by Our Board.

The number of available shares will be reduced by the sum of the aggregate number of shares of our common stock which become subject to outstanding stock options, free-standing SARs, Stock Awards and performance awards. To the extent that shares of our common stock subject to an outstanding stock option, free-standing SAR, Stock Award or performance award granted under the Amended 2018 Plan or the Biolase, Inc. 2002 Stock Incentive Plan or any other equity plan maintained by the Company with outstanding equity awards as of the effective date of the 2018 Plan (collectively, the “Prior Plans”), other than substitute awards granted in connection with a corporate transaction, are not issued or delivered by reason of (i) the expiration, termination, cancellation or forfeiture of such award (excluding shares of our common stock subject to a stock option cancelled upon settlement of a related tandem SAR or subject to a tandem SAR cancelled upon exercise of a related option) or (ii) the settlement of such award in cash, then such shares of our common stock will again be available under the Amended 2018 Plan. In addition, shares of our common stock subject to an award under the Amended 2018 Plan or a Prior Plan will again be available for issuance under the Amended 2018 Plan if such shares are (a) shares that were subject to a stock option or stock-settled SAR and were not issued or delivered upon the net settlement or net exercise of such option or SAR or (b) shares delivered to or withheld by the Company to pay the purchase price or the withholding taxes relating to an outstanding award. Notwithstanding the foregoing, shares repurchased by the Company on the open market with the proceeds of a stock option exercise will not again be available for issuance under the Amended 2018 Plan. The Amended 2018 Plan is the only equity compensation plan authorized by our stockholders for future grants of equity awards, and, accordingly, none of the shares previously available for grant under the Prior Plans are available for future grants under the 2018 Plan other than pursuant to the share recycling provisions discussed above.

The aggregate value of cash compensation and the grant date fair value of shares of our common stock that may be awarded or granted during any fiscal year of the Company to any non-employee director shall not exceed $700,000.

As of the record date, the closing price of a share of common stock, as reported on Nasdaq, was $[•].

Change in Control

Subject to the terms of the applicable award agreement, in the event of a change in control, our Board, as constituted prior to the change in control, may, in its discretion take one of the following actions: (i) require that (a) some or all outstanding stock options and SARs will become exercisable in full or in part, either immediately or upon a subsequent termination of employment, (b) the restriction period applicable to some or all outstanding Stock Awards will lapse in full or in part, either immediately or upon a subsequent termination of employment, (c) the performance period applicable to some or all outstanding awards will lapse in full or in part, or (d) the performance measures applicable to some or all outstanding awards will be deemed satisfied at the target, maximum or any other level; (ii) require that shares of our common stock resulting from or succeeding to the business of the Company pursuant to such change in control, or the parent thereof, be substituted for some or all of the shares of our common stock subject to outstanding awards as determined by our Board; and/or (iii) require outstanding awards to be surrendered to the Company in exchange for a payment of cash, shares of our common stock resulting from the change in control, or the parent thereof, or a combination of cash and shares.

Under the terms of the Amended 2018 Plan, a change in control is generally defined as a change in ownership or control of the Company effected through any of the following transactions: (i) a merger, consolidation or other reorganization approved by our stockholders, unless our stockholders receive more than 50% of the total voting power of the resulting company; (ii) the sale, transfer or other disposition of all or substantially all of the Company’s assets; or (iii) an acquisition of more than 50% of the total voting power of the Company’s outstanding securities pursuant to a tender or exchange offer made directly to our stockholders.

Effective Date, Termination and Amendment

If approved by the affirmative vote of a majority of the shares of our common stock present in person or represented by proxy at the annual meeting, the Amended 2018 Plan will become effective as of the date on which the Amendment is approved by our stockholders. The 2018 Plan became effective as of May 9, 2018 when it was approved by our stockholders, and it will terminate as of the first annual meeting to occur on or after May 9, 2028, unless earlier terminated by our Board. Awards under the Amended 2018 Plan may be made at any time prior to the termination of the Amended 2018 Plan, provided that no incentive stock option may be granted later than ten years after February 14, 2018, the date on which our Board approved the 2018 Plan. Our Board may amend the Amended 2018 Plan at any time, subject to stockholder approval if (i) required by applicable law, rule or regulation, including any Nasdaq Rule or any other stock exchange on which our common stock is then traded, or (ii) our Board seeks to modify the stock option and SAR repricing provisions in the Amended 2018 Plan. No amendment may materially impair the rights of a holder of an outstanding award without the consent of such holder.

Eligibility

Participants in the Amended 2018 Plan will consist of such officers, other employees, non-employee directors, consultants, independent contractors and agents and persons expected to become officers, other employees, non-employee directors, consultants, independent contractors and agents of the Company and its subsidiaries, as selected by the Plan Committee.

Stock Options and SARs

The Amended 2018 Plan provides for the grant of non-qualified stock options, incentive stock options and SARs. The Plan Committee will determine the conditions to the exercisability of each stock option and SAR.

Each stock option will be exercisable for no more than ten years after its date of grant, unless the stock option is an incentive stock option and the optionee owns greater than ten percent (10%) of the voting power of all shares of our capital stock (a “ten percent holder”), in which case the stock option will be exercisable for no more than five years after its date of grant. Except in the case of substitute awards granted in connection with a corporate transaction, the exercise price of a stock option will not be less than 100% of the fair market value of a share of our common stock on the date of grant, unless the stock option is an incentive stock option and the optionee is a ten percent holder, in which case the stock option exercise price will be the price required by the Code, currently 110% of fair market value.

Each SAR will be exercisable for no more than ten years after its date of grant provided that no SAR granted in tandem with a stock option (a “tandem SAR”) will be exercisable later than the expiration, termination, cancellation, forfeiture or other termination of the related stock option. The base price of an SAR will not be less than 100% of the fair market value of a share of our common stock on the date of grant (or, if earlier, the date of grant of the stock option for which the SAR is exchanged or substituted), provided that the base price of a tandem SAR will be the exercise price of the related stock option. An SAR entitles the holder to receive upon exercise (subject to withholding taxes) shares of our common stock (which may be restricted stock), cash or a combination thereof with a value equal to the difference between the fair market value of our common stock on the exercise date and the base price of the SAR.

All of the terms relating to the exercise, cancellation or other disposition of stock options and SARs following the termination of employment of a participant, whether by reason of disability, retirement, death or any other reason, will be determined by the Plan Committee.

The Plan Committee shall not, without the approval of our stockholders, (i) reduce the purchase price or base price of any previously granted stock option or SAR, (ii) cancel any previously granted stock option or SAR in exchange for another stock option or SAR with a lower purchase price or base price or (iii) cancel any previously granted stock option or SAR in exchange for cash or another award if the purchase price of such option or the base price of such SAR exceeds the fair market value of a share of our common stock on the date of such cancellation, in each case, other than in connection with a change in control or the adjustment provisions set forth in the Amended 2018 Plan.

Stock Awards

The Amended 2018 Plan provides for the grant of Stock Awards. The Plan Committee may grant a Stock Award as restricted stock, RSUs or as another stock award. Except as otherwise determined by the Plan Committee, Stock Awards will be non-transferable and subject to forfeiture if the holder does not remain continuously in the employment of the Company during the restriction period (if applicable) or if specified performance measures (if any) are not attained during the performance period.

Unless otherwise set forth in a restricted stock award agreement, the holder of shares of restricted stock will have rights as a stockholder of the Company, including the right to vote and receive dividends with respect to shares of restricted stock awarded under the Amended 2018 Plan. Distributions and dividends with respect to shares of our common stock, including regular cash dividends, will be deposited with the Company and will be subject to the same restrictions as the restricted stock.

The agreement awarding RSUs will specify (i) whether such award may be settled in shares of our common stock, cash or a combination thereof, and (ii) whether the holder will be entitled to receive dividend equivalents, with respect to such award. Any dividend equivalents with respect to RSUs will be subject to the same restrictions as such RSUs. Prior to the settlement of an RSU in shares of our common stock, the holder of an RSU will have no rights as a stockholder of the Company.

The Plan Committee may grant other awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, shares of our common stock, including shares of our common stock granted as a bonus and not subject to any vesting conditions, dividend equivalents, deferred stock units, stock purchase rights and shares of our common stock issued in lieu of obligations of the Company to pay cash under any compensatory plan or arrangement, subject to such terms as shall be determined by the Plan Committee. Dividend equivalents paid with respect to the other stock awards contemplated by this paragraph will be subject to the same vesting conditions as the underlying awards.

All of the terms relating to the satisfaction of performance measures and the termination of a restriction period, or the forfeiture and cancellation of a Stock Award upon a termination of employment, whether by reason of disability, retirement, death or any other reason or during a paid or unpaid leave of absence, will be determined by the Plan Committee.

Performance Awards

The Amended 2018 Plan also provides for the grant of performance awards. The agreement relating to a performance award will specify whether such award may be settled in shares of our common stock (including shares of restricted stock), cash or a combination thereof. The agreement relating to a performance award will provide, in the manner determined by the Plan Committee, for the vesting of such performance award if the specified performance measures are satisfied or met during the specified performance period and such performance goals will be determined by the Plan Committee at the time of grant. Any dividend or dividend equivalents with respect to a performance award will be subject to the same restrictions as such performance award.

The performance measures of a performance award may consist of, but shall not be limited to, one or more of the following objective or subjective corporate-wide or subsidiary, division, operating unit, line of business, project, geographic or individual measures: the attainment by a share of our common stock of a specified Fair Market Value (as defined in the Amended 2018 Plan) for a specified period of time; increase in stockholder value; earnings per share; return on or net assets; return on equity; return on investments; return on capital or invested capital; total stockholder return; earnings or income of the Company before or after taxes and/or interest; earnings before interest, taxes, depreciation and amortization (“EBITDA”); EBITDA margin; operating income; revenues; operating expenses, attainment of expense levels or cost reduction goals; market share; cash flow, cash flow per share, cash flow margin or free cash flow; interest expense; economic value created; gross profit or margin; operating profit or margin; net cash provided by operations; price-to-earnings growth; and strategic business criteria, consisting of one or more objectives based on meeting specified goals relating to market penetration, customer acquisition, business expansion, cost targets, customer satisfaction, reductions in errors and omissions, reductions in lost business, management of employment practices and employee benefits, supervision of litigation, supervision of information technology, quality and quality audit scores, efficiency, product development and acquisitions or divestitures or any combination of the foregoing. Notwithstanding the foregoing, the Plan Committee may establish any other objective or subjective performance goal, whether or not listed in the Amended 2018 Plan. Performance goals will be subject to such other special rules and conditions as the Plan Committee may establish at any time.

Prior to the settlement of a performance award in shares of our common stock, the holder of such award will have no rights as a stockholder of the Company with respect to such shares. All of the terms relating to the satisfaction of performance measures and the termination of a performance period, or the forfeiture and cancellation of a performance award upon a termination of employment with or service to, whether by reason of disability, retirement, death or any other reason or during a paid or unpaid leave of absence, will be determined by the Plan Committee.

U.S. Federal Income Tax Consequences

The following is a brief summary of certain United States federal income tax consequences generally arising with respect to awards under the Amended 2018 Plan. This discussion does not address all aspects of the United States federal income tax consequences of participating in the Amended 2018 Plan that may be relevant to participants in light of their personal investment or tax circumstances and does not discuss any state, local or non-United States tax consequences of participating in the Amended 2018 Plan. Each participant is advised to consult his or her personal tax advisor concerning the application of the United States federal income tax laws to such participant’s particular situation, as well as the applicability and effect of any state, local or non-United States tax laws before taking any actions with respect to any awards.

Section 162(m) of the Code

Section 162(m) of the Code limits to $1 million the amount that a publicly held corporation is allowed each year to deduct for compensation paid to the corporation’s “covered employees.” “Covered employees” include the corporation’s chief executive officer, chief financial officer and the three most highly compensated executive officers other than the chief executive officer and chief financial officer. If an individual is determined to be a covered employee for any year beginning after December 31, 2016, then that individual will continue to be a covered employee for future years, regardless of changes in the individual’s compensation or position. Under the American Rescue Plan Act signed into law on March 11, 2021, the definition of “covered employee” will be expanded to also include the Company’s next five highest-paid employees for tax years beginning on or after January 1, 2027.

Stock Options

A participant will not recognize taxable income at the time a stock option is granted, and the Company will not be entitled to a tax deduction at that time. A participant will recognize compensation taxable as ordinary income (and if the participant is an employee, will be subject to income tax withholding) upon exercise of a non-qualified stock option equal to the excess of the fair market value of the shares of our common stock purchased on such date over the aggregate exercise price of such shares, and the Company will be entitled to a corresponding deduction, except to the extent the deduction limits of Section 162(m) of the Code apply. A participant will not recognize income (except for purposes of the alternative minimum tax) upon exercise of an incentive stock option. If the shares of our common stock acquired by exercise of an incentive stock option are held for at least two years from the date the stock option was granted and one year from the date it was exercised, any gain or loss arising from a subsequent disposition of those shares will be taxed as long-term capital gain or loss, and the Company will not be entitled to any deduction. If, however, those shares are disposed of within the above-described period, then in the year of that disposition the participant will recognize compensation taxable as ordinary income equal to the excess of the lesser of (i) the amount realized upon that disposition and (ii) the fair market value of those shares on the date of exercise over the exercise price, and the Company will be entitled to a corresponding deduction, except to the extent the deduction limits of Section 162(m) of the Code apply.

SARs

A participant will not recognize taxable income at the time SARs are granted, and the Company will not be entitled to a tax deduction at that time. Upon exercise, the participant will recognize compensation taxable as ordinary income (and if the participant is an employee, will be subject to income tax withholding) in an amount equal to the fair market value of any shares of our common stock delivered and the amount of cash paid by the Company. This amount is deductible by the Company as compensation expense, except to the extent the deduction limits of Section 162(m) of the Code apply.

Stock Awards

A participant will not recognize taxable income at the time stock that is subject to a substantial risk of forfeiture is granted, and the Company will not be entitled to a tax deduction at that time, unless the participant makes an election to be taxed at that time. If such election is made, the participant will recognize compensation taxable as ordinary income (and if the participant is an employee, will be subject to income tax withholding) at the time of the grant in an amount equal to the excess of the fair market value of the shares of our common stock at such time over the amount, if any, paid for those shares. If such election is not made, the participant will recognize compensation taxable as ordinary income (and if the participant is an employee, will be subject to income tax withholding) at the time the restrictions constituting a substantial risk of forfeiture lapse in an amount equal to the excess of the fair market value of the shares of our common stock at such time over the amount, if any, paid for those shares. The amount of ordinary income recognized by making the above-described election or upon the lapse of restrictions constituting a substantial risk of forfeiture is deductible by the Company as compensation expense, except to the extent the deduction limits of Section 162(m) of the Code apply.

A participant will not recognize taxable income at the time an RSU is granted, and the Company will not be entitled to a tax deduction at that time. Upon settlement of RSUs, the participant will recognize compensation taxable as ordinary income (and if the participant is an employee, will be subject to income tax withholding) in an amount equal to the fair market value of any shares of our common stock delivered and the amount of any cash paid by the Company. The amount of ordinary income recognized is deductible by the Company as compensation expense, except to the extent the deduction limits of Section 162(m) of the Code apply.

The tax treatment, including the timing of taxation, of other stock awards will depend on the terms of such awards at the time of grant.

Performance Awards

A participant will not recognize taxable income at the time performance awards are granted, and the Company will not be entitled to a tax deduction at that time. Upon settlement of performance awards, the participant will recognize compensation taxable as ordinary income (and if the participant is an employee, will be subject to income tax withholding) in an amount equal to the fair market value of any shares of our common stock delivered and the amount of cash paid by the Company. This amount is deductible by the Company as compensation expense, except to the extent the deduction limits of Section 162(m) of the Code apply.

New Plan Benefits and Historical Equity Awards

The Plan Committee has the discretion to grant awards under the Amended 2018 Plan and, therefore, it is not possible as of the date of this proxy statement to determine future awards that will be received by NEOs or others under the Amended 2018 Plan. Please see the section entitled “Compensation Discussion and Analysis” for grants made to each of the NEOs under the 2018 Plan and the Prior Plan during 2019.

The following table sets forth the number of RSUs (including performance-based RSUs at target level of performance and service-based RSUs) and stock options that have been granted under the Amended 2018 Plan to named executive officers and the other individuals and groups indicated since the inception of the 2018 Plan.

As discussed above, the Amendment is being submitted for approval by our stockholders at the annual meeting. If our stockholders approve this proposal, the Amendment will become effective as of the date on which the Amendment is approved by stockholders, and awards may be granted under the Amended 2018 Plan. If our stockholders do not approve the Amendment, the Company will continue to grant awards under the 2018 Plan as long as shares are available for such purpose.

Name and Position	Restricted Stock Units(1)	Stock Options
Todd Norbe, Former President and Chief Executive Officer	1,471,115	—
John R. Beaver, Current President and Chief Executive Officer, Former Executive Vice President and Chief Financial Officer	620,840	60,000
All current executive officers (one executive officer) (2)	620,840	60,000
All current non-employee directors	2,177,470	1,221,736
All employees (other than executive officers)	4,679,157	159,000

(1)

The Company has granted performance awards in the form of performance-based RSUs. The amounts reported in this column with respect to performance-based RSUs are based on the target award opportunity granted to the participant.

(2)	Excludes Mr. Norbe whose employment with the Company was terminated on February 22, 2021.

Recommendation of our Board

OUR BOARD RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE AMENDMENT TO THE 2018 PLAN.

PROPOSAL FOUR

APPROVAL OF AN AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF OUR COMMON STOCK AND REDUCE THE AUTHORIZED SHARES OF OUR COMMON STOCK, IF AND WHEN DETERMINED BY OUR BOARD

Overview

The reverse stock split proposal, if approved, would not immediately cause a reverse stock split or a reduction in the number of authorized shares of our common stock, but rather would grant authorization to our Board to effect a reverse stock split and reduce the number of authorized shares of our common stock, if, and when determined by our Board. Our Board has deemed it advisable, approved, and is hereby soliciting stockholder approval of, an amendment to our Certificate of Incorporation to (a) effect a reverse stock split at a ratio between one-for-two (1:2) and one-for-fifteen (1:15) (the “Split Ratio Range”), in the form set forth in Exhibit B to this proxy statement, and (b) reduce the number of authorized shares of our common stock in the same ratio within the Split Ratio Range.

If we receive the required stockholder approval, our Board would have the sole authority to elect, at any time prior to Monday, July 12, 2021, (1) whether or not to effect a reverse stock split and (2) if so, the appropriate ratio within the Split Ratio Range. The number of authorized shares of our common stock would be reduced in the same ratio as that of the reverse stock split. Even with stockholder approval of the reverse stock split proposal, our Board will not be obligated to pursue the reverse stock split and the corresponding reduction in the number of authorized shares of our common stock. Rather, our Board will have the flexibility to decide whether or not a reverse stock split (and at what ratio within the Split Ratio Range) is in the best interests of the Company.

If approved by our stockholders and following such approval our Board determines that effecting a reverse stock split is in the best interests of the Company and our stockholders, the reverse stock split would become effective upon filing an amendment to our Certificate of Incorporation with the Secretary of State of the State of Delaware. As filed, the amendment would state the number of shares to be combined into one share of our common stock, at the ratio approved by our Board within the Split Ratio Range. The amendment would also reduce the number of authorized shares of our common stock as set forth below, but would not change the par value per share of our common stock. Except for any changes as a result of the treatment of fractional shares, immediately after the reverse stock split, each stockholder would hold the same percentage of outstanding common stock as such stockholder held immediately prior to the reverse stock split.

Our Board has reserved the right, notwithstanding our stockholders’ approval of the proposed amendment of the Certificate of Incorporation at the annual meeting, to abandon the proposed amendment at any time (without further action by our stockholders) before the amendment of the Certificate of Incorporation is filed with the Secretary of State of the State of Delaware. Our Board may consider a variety of factors in determining whether or not to proceed with the proposed amendment of the Certificate of Incorporation, including overall trends in the stock market, recent changes and anticipated trends in the per-share market price of our common stock, business developments and our actual and projected financial performance. We are not aware of any present efforts by anyone to accumulate our common stock, and the proposed reverse stock split is not intended to be an anti-takeover device.

Purpose and Overview of the Reverse Stock Split

The reverse stock split may become necessary for the Company to remain in compliance with Nasdaq Rules. To maintain listing, the Nasdaq Capital Market requires, among other things, that our common stock maintain a minimum closing bid price of $1.00 per share. If our common stock trades for 30 consecutive business days below the $1.00 minimum closing bid price requirement, we will be sent a deficiency notice and would be allowed 180 calendar days to regain compliance with the minimum closing bid price requirement. This compliance period may be extended for a second 180-day compliance period if approved by Nasdaq. The reverse stock split is intended to raise the Company’s stock price and thereby reduce the likelihood of the Company falling out of compliance with the minimum bid price rule in the future. On April [•], 2021, the closing bid price for our common stock on the Nasdaq Capital Market was $[•] per share and the Company is not currently subject to a deficiency notice from Nasdaq regarding the minimum closing bid price requirement. By decreasing the number of shares of our common stock outstanding without altering the aggregate economic interest represented by the shares, we believe the market price would be increased. The greater the market price rises above $1.00 per share, the less risk there would be that we would fail to meet the requirements for maintaining the listing of our common stock on the Nasdaq Capital Market. However, there can be no assurance that the market price of the common stock would rise to or maintain any particular level or that we would at all times be able to meet the requirements for maintaining the listing of our common stock on the Nasdaq Capital Market.

Even if not necessary for the Company to regain compliance with the Nasdaq minim bid price requirements, the reverse split may have other benefits. For example, we believe that the low per-share market price of our common stock impairs its marketability to, and acceptance by, institutional investors and other members of the investing public and creates a negative impression of the Company. Theoretically, decreasing the number of shares of our common stock outstanding should not, by itself, affect the marketability of the shares, the type of investor who would be interested in acquiring them or our reputation in the financial community. In practice, however, many investors, brokerage firms and market makers consider low-priced stocks as unduly speculative in nature and, as a matter of policy, avoid investment and trading in such stocks. Moreover, the analysts at many brokerage firms do not monitor the trading activity or otherwise provide coverage of lower-priced stocks. The presence of these factors may be adversely affecting, and may continue to adversely affect, not only the price of our common stock but also its trading liquidity. In addition, these factors may affect our ability to raise additional capital through the sale of our common stock.

We also believe that a higher stock price could help us attract and retain employees and other service providers. We believe that some potential employees and service providers are less likely to work for a company with a low stock price, regardless of the size of the company’s market capitalization. If the reverse stock split successfully increases the per-share price of our common stock, we believe this increase would enhance our ability to attract and retain employees and service providers.

We hope that the decrease in the number of shares of our outstanding common stock because of the reverse stock split, and the anticipated increase in the price per share, would possibly promote greater liquidity for our stockholders with respect to their shares. However, liquidity may be adversely affected by the reduced number of shares that would be outstanding if the reverse stock split is effected, particularly if the price per share of our common stock begins a declining trend after the reverse stock split is effectuated.

There can be no assurance that the reverse stock split would achieve any of the desired results. There also can be no assurance that the price per share of our common stock immediately after the reverse stock split would increase proportionately with the reverse stock split, or that any increase would be sustained for any period of time.

If our common stock were delisted from the Nasdaq Capital Market, trading of our common stock would thereafter be conducted on the OTC Bulletin Board or the “pink sheets.” As a result, an investor may find it more difficult to dispose of, or to obtain accurate quotations as to the price of, our common stock. To relist shares of our common stock on the Nasdaq Capital Market, we would be required to meet the initial listing requirements for either the Nasdaq Capital Market or the Nasdaq Global Market, which are more stringent than the maintenance requirements.

If our common stock were delisted from the Nasdaq Capital Market and the price of our common stock were below $5.00 at such time, such stock would come within the definition of “penny stock” as defined in the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and would be covered by Rule 15g-9 of the Exchange Act. That rule imposes additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5 million or individuals with net worth in excess of $1 million or annual income exceeding $200,000 or $300,000 jointly with their spouse). For transactions covered by Rule 15g-9, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser’s written agreement to the transaction prior to the sale. These additional sales practice restrictions would make trading in our common stock more difficult and the market less efficient.

In evaluating whether to seek stockholder approval for the reverse stock split, our Board took into consideration negative factors associated with reverse stock splits. These factors include: the negative perception of reverse stock splits that investors, analysts and other stock market participants may hold; the fact that the stock prices of some companies that have effected reverse stock splits have subsequently declined, sometimes significantly, following their reverse stock splits; the possible adverse effect on liquidity that a reduced number of outstanding shares could cause; and the costs associated with implementing a reverse stock split.

Even if our stockholders approve the reverse stock split, our Board reserves the right not to effect the reverse stock split if in our Board’s opinion it would not be in the best interests of the Company or our stockholders to effect such reverse stock split.

Risks Associated with the Reverse Stock Split

We cannot predict whether the reverse stock split, if completed, will increase the market price for our common stock. The history of similar stock split combinations for companies in like circumstances is varied. There is no assurance that:

•	the market price per share would either exceed or remain in excess of the $1.00 minimum bid price per share as required to maintain the listing of our common stock on the Nasdaq Capital Market;

•	we would otherwise meet the requirements for continued listing of our common stock on the Nasdaq Capital Market;

•	the market price per share of our common stock after the reverse stock split would rise in proportion to the reduction in the number of shares outstanding before the reverse stock split;

•	the reverse stock split would result in a per-share price that would attract brokers and investors who do not trade in lower-priced stocks;

•	the reverse stock split would result in a per-share price that would increase our ability to attract and retain employees and other service providers; or

•	the reverse stock split would promote greater liquidity for our stockholders with respect to their shares.

The market price of our common stock would also be based on our performance and other factors, some of which are unrelated to the number of shares outstanding. If the reverse stock split is effected and the market price of our common stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of a reverse stock split.

Principal Effects of the Reverse Stock Split on Our Common Stock; No Fractional Shares

If our stockholders approve granting our Board the authority to amend our Certificate of Incorporation to effect a reverse stock split and reduce the number of authorized shares of our common stock, and if our Board decides to effectuate such amendment, the principal effect of the Reverse Split Amendment would be (a) to reduce the number of authorized shares of our common stock in the same ratio as that of the reverse stock split, so that the number of authorized shares of our common stock would be reduced from 180,000,000 shares to between and including 12,000,000 and 90,000,000 shares and (b) to reduce the number of issued and outstanding shares of our common stock, in accordance with the ratio approved by our stockholders and determined by our Board within the Split Ratio Range, from approximately [•] shares as of the record date to between and including approximately [•] and [•] shares, depending on which ratio within the Split Ratio Range is effectuated by our Board and based upon the number of shares outstanding at the time such reverse stock split is effectuated. If the Increase in Authorized Shares Amendment is approved at the annual meeting (Proposal Five), the Reverse Split Amendment would reduce the number of authorized shares of our common stock from 235,000,000 shares to between and including 15,666,666 and 117,500,000 shares.

If the reverse stock split is effectuated, the total number of shares of our common stock each stockholder holds would be reclassified automatically into the number of shares of our common stock equal to the number of shares of our common stock each stockholder held immediately before the reverse stock split divided by the ratio within the Split Ratio Range approved by our stockholders and determined by our Board.

The reverse stock split would affect all of our stockholders uniformly and would not affect any stockholder’s percentage ownership interests, except to the extent that the reverse stock split results in such stockholder owning a fractional share. As soon as practicable after the amendment to our Certificate of Incorporation is filed, Computershare, our transfer agent, would aggregate all fractional shares and arrange for them to be sold at the then-prevailing prices on the open market on behalf of those stockholders who would otherwise be entitled to receive a fractional share. We expect that the transfer agent would cause the sale to be conducted in an orderly fashion at a reasonable pace and that it may take several days to sell all of the aggregated fractional shares of our common stock. After completing the sale, stockholders would receive a cash payment from the transfer agent in an amount equal to their pro rata shares of the total net proceeds of these sales. The proceeds would be subject to certain taxes as discussed below. In addition, stockholders would not be entitled to receive interest for the period of time between the filing of the amendment to the Certificate of Incorporation and the date a stockholder receives payment for the cashed-out shares. The payment amount would be paid to the stockholder in the form of a check in accordance with the procedures outlined below.

After the reverse stock split, a stockholder would have no further interest in the Company with respect to such stockholder’s cashed-out fractional shares. A person otherwise entitled to a fractional interest would not have any voting, dividend or other rights except to receive payment as described above.

Principal Effects of the Reverse Stock Split on Outstanding Options and Warrants

As of the record date, we had outstanding (a) stock options to purchase an aggregate of [•] shares of our common stock with exercise prices ranging from $[•] to $[•] per share and (b) warrants to purchase an aggregate of [•] shares of our common stock with exercise prices ranging from $[•] to $[•] per share. Under the terms of the stock options and warrants, when the reverse stock split becomes effective, the number of shares of our common stock covered by each of them would be divided by the number of shares being combined into one share of our common stock in the reverse stock split and the exercise or conversion price per share would be increased to a dollar amount equal to the current exercise or conversion price, multiplied by the number of shares being combined into one share of our common stock in the reverse stock split. This results in the same aggregate price being required to be paid upon exercise as was required immediately preceding the reverse stock split. The number of shares reserved under our option plan would decrease to between and including one-twenty fifth of the number of shares currently included in such plan.

Principal Effects of the Reverse Stock Split on Legal Ability to Pay Dividends

Since 2015, our Board has not declared, nor does it have any plans to declare in the foreseeable future, any distributions of cash, dividends or other property, and we are not in arrears on any dividends. Therefore, we do not believe that the reverse stock split would have any effect with respect to future distributions, if any, to holders of our common stock.

Accounting Matters

The reverse stock split would not affect the par value of our common stock or preferred stock, which would remain unchanged at $0.001 per share. As a result, on the effective date of the reverse stock split, the stated capital on our balance sheet attributable to our common stock would be reduced by a ratio within the Split Ratio Range. In other words, stated capital would be reduced to one-twenty fifth of its present amount, and the additional paid-in capital account would be credited with the amount by which the stated capital is reduced. The per-share net income or loss and net book value of our common stock would be increased because there would be fewer shares of our common stock outstanding.

Beneficial Holders of Our Common Stock (Stockholders Who Hold in “Street Name”)

Upon the reverse stock split, we intend to treat shares held by stockholders in “street name,” through a broker, in the same manner as registered stockholders whose shares are registered in their names. Brokers would be instructed to effect the reverse stock split for their beneficial holders holding our common stock in “street name.” However, brokers may have different procedures than registered stockholders for processing the reverse stock split and making payment for fractional shares. Stockholders holding shares of our common stock with a broker and having any questions in this regard should contact their broker.

Registered “Book-Entry” Holders of Our Common Stock

If a stockholder holds registered shares in book-entry form with the transfer agent, no action needs to be taken to receive post-reverse stock split shares or cash payment in lieu of any fractional share interest, if applicable. If such a stockholder is entitled to post-reverse stock split shares, a transaction statement would automatically be sent to such stockholder’s address of record indicating the number of shares of our common stock held following the reverse stock split.

If such a stockholder is entitled to a payment in lieu of any fractional share interest, a check would be mailed to the stockholder’s registered address as soon as practicable after the effective time of the reverse stock split. By signing and cashing the check, stockholders would warrant that they owned the shares of our common stock for which they received a cash payment. The cash payment is subject to applicable federal and state income tax and state abandoned property laws. No stockholders would be entitled to receive interest for the period of time between the effective time of the reverse stock split and the date payment is received.

No Dissenters’ Rights

Under the Delaware General Corporation Law, stockholders are not entitled to dissenters’ rights with respect to the reverse stock split.

Material Federal Income Tax Consequences of the Reverse Stock Split

The following summary describes certain material U.S. federal income tax consequences of the reverse stock split to holders of our common stock.

For purposes of this summary a “non-U.S. holder” is any beneficial owner of our common stock that is not a “U.S. holder.” A “U.S. holder” is any of the following:

•	an individual who is or is treated as a citizen or resident of the United States;

•	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust (i) if a court within the United States is able to exercise primary supervision over the administration of such trust and one or more “United States Persons” have the authority to control all substantial decisions of such trust or (ii) that has a valid election in effect to be treated as “United States Persons” for U.S. federal income tax purposes.

This summary does not address all of the tax consequences that may be relevant to any particular stockholder, including tax considerations that arise from rules of general application to all taxpayers or to certain classes of taxpayers or that are generally assumed to be known by stockholders. This summary also does not address the tax consequences to (i) persons that may be subject to special treatment under U.S. federal income tax law, such as banks, insurance companies, thrift institutions, regulated investment companies, real estate investment trusts, tax-exempt organizations, U.S. expatriates, persons subject to the alternative minimum tax, traders in securities that elect to mark to market and dealers in securities or currencies, (ii) persons that hold our common stock as part of a position in a “straddle” or as part of a “hedging,” “conversion” or other integrated investment transaction for federal income tax purposes, or (iii) persons that do not hold our common stock as “capital assets” (generally, property held for investment).

This summary is based on the provisions of the Code, U.S. Treasury regulations, administrative rulings and judicial authority, all as in effect as of the date of this proxy statement. Subsequent developments in U.S. federal income tax law, including changes in law or differing interpretations, which may be applied retroactively, could have a material effect on the U.S. federal income tax consequences of the reverse stock split.

EACH STOCKHOLDER SHOULD CONSULT ITS OWN TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT.

If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our common stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership.

Partnerships that hold our common stock, and partners in such partnerships, should consult their own tax advisors regarding the U.S. federal income tax consequences of the reverse stock split.

U.S. Holders

The reverse stock split should be treated as a recapitalization for U.S. federal income tax purposes. Therefore, except as described below with respect to cash in lieu of fractional shares, no gain or loss will be recognized upon the reverse stock split. In addition, the aggregate tax basis in the common stock received pursuant to the reverse stock split should equal the aggregate tax basis in the common stock surrendered (excluding the portion of the tax basis that is allocable to any fractional share), and the holding period for the common stock received should include the holding period for the common stock surrendered.

A U.S. holder that receives cash in lieu of a fractional share of common stock in the reverse stock split generally will be treated as having received such fractional share and then as having received such cash in redemption of such fractional share interest. A U.S. holder generally will recognize gain or loss measured by the difference between the amount of cash received and the portion of the basis of the pre-reverse stock split common stock allocable to such fractional interest. Such gain or loss generally will constitute capital gain or loss and will be long-term capital gain or loss if the U.S. holder’s holding period in our common stock surrendered in the reverse stock split was greater than one year as of the date of the exchange.

U.S. Information Reporting and Backup Withholding

Information returns generally will be required to be filed with the Internal Revenue Service (“IRS”) with respect to the receipt of cash in lieu of a fractional share of our common stock pursuant to the reverse stock split in the case of certain U.S. holders. In addition, U.S. holders may be subject to a backup withholding tax at the rate specified in the Code on the payment of such cash if they do not provide their taxpayer identification numbers in the manner required or otherwise fail to comply with applicable backup withholding tax rules. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or allowed as a credit against the U.S. holder’s federal income tax liability, if any, provided the required information is timely furnished to the IRS.

Non-U.S. Holders

Generally, non-U.S. holders will not recognize any gain or loss upon completion of the reverse stock split. In particular, gain or loss will not be recognized with respect to cash received in lieu of a fractional share provided that (a) such gain or loss is not effectively connected with the conduct of a trade or business in the United States (or, if certain income tax treaties apply, is not attributable to a non-U.S. holder’s permanent establishment or fixed base in the United States), (b) with respect to non-U.S. holders who are individuals, such non-U.S. holders are present in the United States for less than 183 days in the taxable year of the reverse stock split and other conditions are met, and (c) such non-U.S. holders comply with certain certification requirements.

U.S. Information Reporting and Backup Withholding Tax

In general, backup withholding and information reporting will not apply to payments of cash in lieu of a fractional share of our common stock to a non-U.S. holder pursuant to the reverse stock split if the non-U.S. holder certifies under penalties of perjury that it is a non-U.S. holder and the applicable withholding agent does not have actual knowledge to the contrary. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or allowed as a credit against the non-U.S. holder’s U.S. federal income tax liability, if any, provided that certain required information is timely furnished to the IRS. In certain circumstances the amount of cash paid to a non-U.S. holder in lieu of a fractional share of our common stock, the name and address of the beneficial owner and the amount, if any, of tax withheld may be reported to the IRS.

Recommendation of our Board

OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF AN AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF OUR COMMON STOCK AND REDUCE THE AUTHORIZED SHARES OF OUR COMMON STOCK, IF AND WHEN DETERMINED BY OUR BOARD.

PROPOSAL FIVE

APPROVAL OF AN AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF OUR COMMON STOCK FROM 180 MILLION SHARES TO 235 MILLION SHARES.

Background

Our Board has approved and adopted, and is hereby soliciting stockholder approval of, an amendment to our Restated Certificate of Incorporation, as amended, to increase the number of authorized shares of our common stock from 180 million (180,000,000) shares to 235 million (235,000,000) shares. Our Board has determined that the Increase in Authorized Shares Amendment is advisable and in the best interests of the Company and our stockholders. The Increase in Authorized Shares Amendment does not contemplate any change to the number of authorized shares of our preferred stock. As approved by our Board, subject to stockholder approval, Article III of our Restated Certificate of Incorporation, as amended, would be amended to read as follows:

“THIRD. The total number of shares of stock which the Corporation shall have authority to issue is TWO HUNDRED THIRTY SIX MILLION (236,000,000) of which TWO HUNDRED THIRTY FIVE MILLION (235,000,000) shares, par value $.001 per share, shall be common stock and of which ONE MILLION (1,000,000) shares, par value $.001 per share, shall be preferred stock.”

The full text of the Increase in Authorized Shares Amendment is set forth in Exhibit C.

Reasons for Proposal

We currently have 180,000,000 shares of common stock authorized for issuance. As of the record date, there were [•] shares of our common stock issued and outstanding, [•] shares of our common stock reserved for future issuance under outstanding options, restricted stock units and warrants, and [•] shares of our common stock currently reserved for future issuance pursuant to future awards under the Company’s 2018 Long-Term Incentive Plan. Accordingly, as of the record date, approximately [•] million shares of our common stock remained authorized, unissued and available for general corporate purposes.

Our Board believes that it is important to have available for issuance a number of authorized shares of our common stock sufficient for issuances of shares under the Company’s 2018 Long-Term Incentive Plan. On March 30, 2021, our Board approved the fourth amendment to the 2018 Plan, subject to stockholder approval at the annual meeting, to increase the number of shares available for issuance under the 2018 Plan by 24,700,000 shares of common stock to 36,921,101 shares, as further described in Proposal Three.

In addition, we are evaluating the future financing needs of our business, and we may use a portion of the additional authorized shares if we elect to raise capital by issuing shares of our common stock, issuing shares of our preferred stock that are convertible into shares of our common stock and/or issuing warrants that are exercisable for shares of our common stock. Other than these purposes, we do not have any current intentions to issue additional authorized shares of our common stock. Our Board believes that the availability of additional authorized shares of our common stock will provide us with the flexibility in the future to issue shares of our common stock for corporate purposes, and the additional authorized shares may, from time to time, be used for purposes of raising additional capital (including through sales of stock or securities convertible into or exercisable for shares of our common stock), settling outstanding obligations and acquiring companies or assets. We believe that the proposed increase in the number of authorized shares of our common stock will provide us with additional flexibility to meet business and financing needs as they arise.

Our Board will determine whether, when and on what terms the issuance of shares of our common stock may be warranted in connection with any future actions. No further action or authorization by our stockholders will be necessary before issuance of additional shares of common stock authorized under our Restated Certificate of Incorporation, as amended and as further amended by the Increase in Authorized Shares Amendment, except as may be required for a particular transaction by applicable law or regulatory agencies or by the Nasdaq Rules or the rules of any other stock market or exchange on which our common stock may then be listed.

The additional shares of our common stock, if issued, would have the same rights and privileges as the existing shares of our common stock. Any issuance of additional shares of our common stock would increase the number of outstanding shares of our common stock, and (unless such issuance was pro rata among existing stockholders) our existing stockholders’ percentage ownership of our common stock would be diluted accordingly.

Although an increase in the number of authorized shares of our common stock could, under certain circumstances, also be construed as having an anti-takeover effect (for example, by permitting easier dilution of the stock ownership of a person seeking to effect a change in the composition of our Board or contemplating a tender offer or other transaction resulting in our acquisition by another company), the proposed increase in shares authorized is not in response to any effort by any person or group to obtain control of us by any means. In addition, the proposal is not part of any plan by our Board to recommend or implement a series of anti-takeover measures.

Effectiveness

The proposed increase in the number of authorized shares of our common stock would become effective immediately upon the filing of the amendment to our Restated Certificate of Incorporation with the Secretary of State of the State of Delaware. We expect to file the amendment to our Restated Certificate of Incorporation with the Secretary of State of the State of Delaware promptly upon approval by our stockholders.

Required Vote of Stockholders

Approval of the Increase in Authorized Shares Amendment requires the affirmative vote of the holders of a majority of the outstanding shares of our common stock entitled to vote on this proposal. Accordingly, abstentions will have the same effect as a vote against the Increase in Authorized Shares Amendment. This proposal is a non-routine matter, and if you hold your shares in street name via a broker, bank or other nominee, your shares may not be voted by your broker, bank or other nominee if you do not submit voting instructions.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE INCREASE IN AUTHORIZED SHARES AMENDMENT.

AUDIT COMMITTEE REPORT

The Audit Committee oversees our independent registered public accounting firm and assists our Board in fulfilling its oversight responsibilities on matters relating to the integrity of our financial statements, our compliance with legal and regulatory requirements and the independent registered public accounting firm’s qualifications and independence by meeting regularly with the independent registered public accounting firm and financial management personnel. Management is responsible for the preparation, presentation and integrity of our financial statements; establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rule 13a-15(f)); evaluating the effectiveness of disclosure controls and procedures; and evaluating any change in internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, internal control over financial reporting.

In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed our financial statements as of and for the fiscal year ended December 31, 2020 with management and BDO USA, LLP, our independent registered public accounting firm. The Audit Committee also discussed with BDO USA, LLP the matters required to be discussed by the applicable requirements of Auditing Standard No. 1301, Communications with Audit Committees, issued by the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC. This included a discussion of the independent registered public accounting firm’s judgments as to the quality, not just the acceptability, of our accounting principles and such other matters that generally accepted auditing standards require to be discussed with the Audit Committee. The Audit Committee also received the written disclosures and the letter from BDO USA, LLP required by the applicable requirements of the PCAOB and the Audit Committee discussed the independence of BDO USA, LLP with that firm.

Based on the Audit Committee’s review and discussions noted above, the Audit Committee recommended to our Board, and our Board approved, that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 for filing with the SEC. The Audit Committee also appointed BDO USA, LLP as our independent registered public accounting firm for fiscal year ending December 31, 2021.

Submitted by the Audit Committee of our Board:

Jess Roper, Chairman
Jonathan T. Lord, M.D.
Richard B. Lanman, M.D.
Garrett Sato

PROPOSAL SIX

RATIFICATION OF THE APPOINTMENT OF BDO USA, LLP

AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

FOR THE FISCAL YEAR ENDING DECEMBER 31, 2021

The Audit Committee has appointed BDO USA, LLP as our independent registered public accounting firm for 2021. Our Board and the Audit Committee are asking our stockholders to ratify the appointment by the Audit Committee of BDO USA, LLP as the independent public accounting firm to conduct the audit of our financial statements for the fiscal year ending December 31, 2021. Stockholder ratification of such selection is not required by our bylaws or any other applicable legal requirement. However, our Board is submitting the selection of BDO USA, LLP to our stockholders for ratification as a matter of good corporate governance.

In the event our stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to continue to retain BDO USA, LLP for the fiscal year ending December 31, 2021. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee believes that such a change should be made.

A representative of BDO USA, LLP is expected to be present at our annual meeting, will have the opportunity to make a statement if he or she desires to do so and is expected to be available to respond to appropriate questions.

Principal Accountant Fees and Services

The following table presents fees billed and billable to us for professional services rendered by BDO USA, LLP for the fiscal years ended December 31, 2020 and 2019.

	Fiscal Year Ended December 31, 2020	Fiscal Year Ended December 31, 2019
Audit Fees (1)	$390,468	$342,865
Audit-Related Fees (2)	—	—
Tax Fees (2)	—	—
All Other Fees (2)	—	—

Total	$390,468	$342,865

(1)

Audit Fees. Audit fees are fees incurred for accounting services rendered for the audit of our annual consolidated financial statements and reviews of quarterly consolidated financial statements, as well as fees associated with consents for registration statement filings. Audit fees for 2020 and 2019 include fees paid for services performed in connection with our registration statements and prospectus supplement filings with the SEC.

(2)	We did not engage BDO for any audit related services, tax advice or tax planning, or any other professional service during 2020 and 2019.

Determination of Independence

In considering the nature of the services provided by our independent registered public accounting firm, the Audit Committee determined that such services are compatible with the provision of independent audit services. The Audit Committee discussed these services with our independent registered public accounting firm and our management to determine that they are permitted under the rules and regulations concerning auditor independence promulgated by the SEC to implement the Sarbanes-Oxley Act of 2002, as well as the PCAOB.

Pre-Approval Policy

According to policies adopted by the Audit Committee and ratified by our Board, to ensure compliance with the SEC’s rules regarding auditor independence, all audit and non-audit services to be provided by our independent registered public accounting firm must be approved by the Audit Committee. This policy generally provides that we will not engage any independent registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by the Audit Committee.

From time to time, the Audit Committee may pre-approve specified types of services that are expected to be provided to us by our independent registered public accounting firm during the next 12 months. Any such pre-approval will be detailed as to the particular service or type of services to be provided and is also generally subject to a maximum dollar amount. In providing any pre-approval, the Audit Committee considers whether the services to be approved are consistent with the SEC’s rules on auditor independence.

All fees paid to BDO USA, LLP in 2020 and 2019 were pursuant to engagements pre-approved by the Audit Committee, and none of those engagements made use of the de minimis exceptions to pre-approval contained in SEC rules.

Recommendation of Our Board and Audit Committee

OUR BOARD AND OUR AUDIT COMMITTEE UNANIMOUSLY RECOMMEND THAT OUR STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF BDO USA, LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2021.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of April 1, 2020, there was no person, entity or group known to the Company to be the beneficial owner of more than five percent (5%) of the outstanding shares of our common stock based on a review of publicly available statements of beneficial ownership filed with the SEC and Company records. The following table sets forth the beneficial ownership of shares of our common stock as of April 1, 2021 by (i) each current director, (ii) each named executive officer and (iii) all current directors and executive officers as a group. Except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them, subject to community property laws, where applicable. Percentage ownership is based on 149,382,376 shares of our common stock outstanding as of April 1, 2021. Shares underlying stock options or warrants exercisable within 60 days of April 1, 2021 are deemed outstanding for the purpose of computing the percentage ownership of the person or persons holding such options or warrants, but are not deemed outstanding for computing the percentage ownership of any other persons

Name	Owned Shares of Common Stock		Number of Shares Underlying Options or Warrants Exercisable or RSUs Releasable Within 60 Days of April 1, 2021	Percentage of Class
Todd A. Norbe(1)(2)	440,285	(6)	—	*
Jonathan T. Lord, M.D.(1)	773,234	(3)	621,356	*
Richard B. Lanman, M.D.(1)	209,719	(4)	331,295	*
Jess Roper(1)	158,485		352,623	*
Garrett Sato(1)	184,310	(5)	331,295	*
Elaine Wagner(1)	114,980		331,295	*
Michael DiTolla(1)	98,738		331,295	*
John R. Beaver(1)(2)	476,530	(7)	3,334	*
All current directors and executive officers as a group (8 persons)	2,448,781		2,302,493	3.1%

*	Represents less than 1%.
(1)	Director
(2)	Named executive officer
(3)	Includes vested options to purchase 113,481 shares of our common stock and warrants to purchase 15,619 shares of our common stock.
(4)	Includes vested options to purchase 29,039 shares of our common stock.
(5)	Includes vested options to purchase 8,835 shares of our common stock.
(6)

Includes vested RSUs to purchase 22,759 shares of our common stock and preferred stock convertible to 7,500 shares of our common stock. Excludes 601,089 RSUs contributed into the Company’s deferred compensation plan.

(7)	Includes vested options and RSUs to purchase 163,402 shares of our common stock. Excludes 403,009 RSUs contributed into the Company’s deferred compensation plan.

ADDITIONAL INFORMATION

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements, annual reports and notices of internet availability of proxy materials with respect to two or more stockholders sharing the same address by delivering a single copy of the applicable document(s) addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

Brokers with account holders who are stockholders of the Company may be “householding” our proxy materials. A single proxy statement or notice may be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you notify your broker or the Company that you no longer wish to participate in “householding.”

If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement, annual report or notice you may (1) notify your broker, (2) direct your written request to: BIOLASE, Inc., 27042 Towne Centre Drive, Suite 270, Foothill Ranch, CA 92610, Attention: Corporate Secretary, or (3) call (833) 246-5273. Stockholders who currently receive multiple copies of our proxy statement and/or notice at their address and would like to request “householding” of their communications should contact their broker. In addition, the Company will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the proxy statement, annual report and/or notice to a stockholder at a shared address to which a single copy of the document(s) was delivered.

Stockholder Proposals and Nominations

Pursuant to Rule 14a-8 under the Exchange Act, in order to be included in our proxy statement and form of proxy for the 2021 annual meeting of stockholders, stockholder proposals must be received at our principal executive offices, 27042 Towne Centre Drive, Suite 270, Foothill Ranch, CA 92610, Attention: Corporate Secretary, no later than [•], and must comply with additional requirements established by the SEC. If we change the date of our next annual meeting of stockholders by more than 30 days from the date of the previous year’s annual meeting of stockholders, then the deadline is a reasonable time before we begin to print and send our proxy materials. Pursuant to our bylaws, a stockholder proposal of business submitted outside of the process established in Rule 14a-8 and stockholder nominations of directors will be considered untimely if received before January 26, 2022 or after February 25, 2022.

Annual Report

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, which includes the financial statements, is available at www.biolase.com under “About Us” by clicking on the “Investor Relations” tab and selecting “SEC Filings.”

Other Matters

We know of no other matters that will be presented for consideration at our annual meeting. If any other matters properly come before our annual meeting upon which a vote properly may be taken, shares represented by all proxies received by us on the proxy card will be voted with respect thereto as permitted and in accordance with the judgment of the proxy holders.

BY ORDER OF THE BOARD OF DIRECTORS

[Signature]

Jonathan T. Lord, M.D.
Chairman of the Board

Date: April [•], 2021

EXHIBIT A

AMENDMENT NUMBER FOUR TO THE BIOLASE, INC. 2018 LONG-TERM INCENTIVE PLAN

WHEREAS, BIOLASE, Inc., a Delaware corporation (the “Company”), maintains the BIOLASE, Inc. 2018 Long-Term Incentive Plan (the “Plan”);

WHEREAS, pursuant to Section 5.2 of the Plan, the Board of Directors of the Company (the “Board”) has the authority to amend the Plan as it shall deem advisable, subject to any requirement of stockholder approval required by applicable law, rule or regulation; and

WHEREAS, the Board deems it advisable and in the best interests of the Company and its stockholders to amend the Plan to increase the available shares thereunder, subject to stockholder approval of such amendment.

NOW, THEREFORE, BE IT RESOLVED, that the Plan hereby is amended, effective as the date on which the stockholders of the Company approve such amendment, as follows:

The first sentence of Section 1.5 of the Plan is hereby deleted in its entirety and replaced with the following:

Subject to adjustment as provided in Section 5.7 and to all other limits set forth in this Plan, 36,921,101 shares of Common Stock shall be available for all awards under this Plan, other than Substitute Awards, reduced by the number of shares granted under the Prior Plan on or after March 1, 2018.

EXHIBIT B

FORM OF AMENDMENT

TO

RESTATED CERTIFICATE OF INCORPORATION

OF

BIOLASE, INC.

BIOLASE, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, hereby certifies as follows:

1.

This Certificate of Amendment amends the provisions of the Corporation’s Restated Certificate of Incorporation, as amended and filed with the Secretary of State of the State of Delaware (the “Restated Certificate of Incorporation”).

2.	Article III of the Restated Certificate of Incorporation is hereby amended and restated in its entirety as follows:

THIRD. The total number of shares of stock which the Corporation shall have the authority to issue is [[•] ([•)]1 of which [[•] ([•])]2 shares par value $.001 per share shall be common stock and of which ONE MILLION (1,000,000) shares par value $.001 per share shall be preferred stock.

Upon the filing and effectiveness (the “Effective Time”) pursuant to the General Corporation Law of the State of Delaware of this Sixth Amendment to Restated Certificate of Incorporation of the Corporation, each [•]3 shares of common stock either issued and outstanding or held by the Corporation in treasury stock immediately prior to the Effective Time shall, automatically and without any action on the part of the respective holders thereof, be combined and converted into one (1) share of common stock (the “Reverse Stock Split”).

No fractional shares shall be issued in connection with the Reverse Stock Split. In lieu thereof, the aggregate of all fractional shares otherwise issuable to the holders of record of common stock shall be issued to the transfer agent, as agent for the accounts of all holders of record of common stock and otherwise entitled to have a fraction of a share issued to them. The sale of all of the fractional interests will be effected by the transfer agent as soon as practicable after the Effective Time on the basis of the prevailing market prices of the common stock at the time of the sale. After such sale, the transfer agent will pay to such holders of record their pro rata share of the total net proceeds derived from the sale of the fractional interests.

3.	The foregoing amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

4.	All other provisions of the Restated Certificate of Incorporation shall remain in full force and effect.

5.	The foregoing amendment shall be effective as of 11:59 p.m., Eastern Time, on the date of filing with the Secretary of State of the State of Delaware.

[1]

The exact number of shares will be within a range of 13,000,000 and 91,000,000, depending on the conversion ratio selected by the Board of Directors. If the Increase in Authorized Shares Amendment is approved, the exact number of shares will be within a range of 16,666,666 and 118,500,000, depending on the conversion ratio selected by the Board of Directors

[2]

The exact number of shares will be within a range of 12,000,000 and 90,000,000, depending on the conversion ratio selected by the Board of Directors. If the Increase in Authorized Shares Amendment is approved, the exact number of shares will be within a range of 15,666,666 and 117,500,000, depending on the conversion ratio selected by the Board of Directors.

[3]	The reverse stock split shall be at a ratio of not less than 1:2 and not more than 1:15.

* * * * *

EXHIBIT C

FORM OF AMENDMENT

TO

RESTATED CERTIFICATE OF INCORPORATION

OF

BIOLASE, INC.

BIOLASE, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, hereby certifies as follows:

6.

This Certificate of Amendment amends the provisions of the Corporation’s Restated Certificate of Incorporation, as amended and filed with the Secretary of State of the State of Delaware (the “Restated Certificate of Incorporation”).

7.	Article III of the Restated Certificate of Incorporation is hereby amended and restated in its entirety as follows:

THIRD. The total number of shares of stock which the Corporation shall have the authority to issue is TWO HUNDRED THIRTY SIX MILLION (236,000,000) of which TWO HUNDRED THIRTY FIVE MILLION (235,000,000) shares par value $.001 per share shall be common stock and of which ONE MILLION (1,000,000) shares par value $.001 per share shall be preferred stock.

8.	The foregoing amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

9.	All other provisions of the Restated Certificate of Incorporation shall remain in full force and effect.

10.	The foregoing amendment shall be effective as of 11:59 p.m., Eastern Time, on the date of filing with the Secretary of State of the State of Delaware.

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ENDORSEMENT_LINE______________ SACKPACK_____________ MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 MMMMMMMMM MMMMMMMMMMMM MMMMMMMMMMMMMMM C123456789 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card. Votes submitted electronically must be received by 1:00 a.m., Pacific Time, on May 26, 2021. Online Go to www.investorvote.com/BIOL or scan the QR code — login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/BIOL Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. 2021 Annual Meeting Proxy Card IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. A Proposals — The Board of Directors recommend a vote FOR each Director Nominee and FOR Proposals 2, 3, 4, 5 and 6. 1. Election of Directors: For Against Abstain For Against Abstain For Against Abstain 01—John R. Beaver 02—Dr. Michael C. DiTolla 03—Dr. Richard B. Lanman 04—Dr. Jonathan T. Lord 05—Jess Roper 06—Garrett Sato 07—Dr. Elaine C. Wagner For Against Abstain 2. An advisory vote to approve the compensation of the Company’s named executive officers. 4. To amend the Company’s Certificate of Incorporation to effect a reverse stock split of Company common stock and reduce the authorized shares of Company common stock. 6. The ratification of the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021. For Against Abstain 3. The amendment of the BIOLASE, Inc. 2018 Long-Term Incentive Plan (the “2018 Plan”) to increase the number of shares of our common stock available for issuance under the 2018 Plan by an additional 24,700,000 shares. 5. To amend the Company’s Certificate of Incorporation to increase the number of authorized shares of the Company’s common stock from 180,000,000 shares to 235,000,000 shares. B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. Except as described on this proxy card, this proxy when properly executed will be voted as directed or, if no direction is given, will be voted FOR the election of each director nominee and FOR the other proposals listed above. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MMMMMMM1 U P X 5 0 3 0 2 4 MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND + 03FYZC

2021 Annual Meeting of BIOLASE, Inc. Wednesday, May 26, 2021, 11:00 a.m. Pacific Time BIOLASE Corporate Headquarters 27042 Towne Centre Drive, Suite 270 Foothill Ranch, CA 92610 Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders. The material is available at: www.edocumentview.com/BIOL Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/BIOL IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. 2021 Annual Meeting Proxy—BIOLASE, INC. Proxy Solicited by Board of Directors for Annual Meeting of Stockholders — May 26, 2021 The undersigned revokes all previous proxies, acknowledges receipt of the Notice of the Annual Meeting of Stockholders to be held on May 26, 2021 and the Proxy Statement, and appoints John R. Beaver and Michael C. Carroll and each of them, the proxy of the undersigned, with full power of substitution, to vote all shares of common stock of BIOLASE, Inc. (the “Company”) which the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, at the 2021 Annual Meeting of Stockholders of the Company to be held at the Company’s corporate headquarters located at 27042 Towne Centre Drive, Suite 270, Foothill Ranch, CA 92610, on May 26, 2021, at 11:00 a.m. Pacific Time, and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this Proxy shall be voted in the manner set forth on this proxy card. If no direction is given, this Proxy will be voted FOR the election of each director nominee and FOR Proposals 2, 3, 4, 5 and 6. In their discretion, the proxies are each authorized to vote upon other business as may properly come before the Annual Meeting. By executing this Proxy, the undersigned hereby grants the named proxy holders discretionary authority to act upon all other matters incident to the conduct of the meeting or as may properly come before the meeting, or any adjournment thereof. (Items to be voted appear on reverse side) C Non-Voting Items Change of Address — Please print new address below. Comments — Please print your comments below.